Exhibit 4.5

Deutsche Bank

Human Resources

Deutsche Bank
Equity Plan 2019

Plan Rules

Effective date: March 1, 2019

Deutsche Bank Equity Plan 2019

Plan Rules

1 Purpose

The Deutsche Bank Equity Plan is intended to motivate key employees by aligning the interests of employees of the DB Group with those of the shareholders and fostering a sense of employee ownership through awards linked directly to the Deutsche Bank share price.

Participants in the Plan are selected at the discretion of the Committee. Participation during one Plan year does not guarantee future participation.

2 Definitions

For the purposes of the Plan, the following terms shall have the meanings indicated:

“Acknowledgement” has the meaning given in Rule 4.9, and “Acknowledge” and “Acknowledged” shall be construed accordingly.

“Acquirer Entity” means the person, company or entity which, through acquisition, merger, spin-off, transfer, or other consolidation (or series thereof), shall be the legal successor to or owner (whether direct or indirect) of the DB business unit, Division or Subsidiary (or, if applicable, the part of the DB business unit or Division) in which the relevant Participant worked, or any of its Subsidiaries or Holding Companies or any Subsidiary of any such Holding Company.

“Agreed Termination” means a Participant ceasing to be a DB Employee following the resolution of an employment-related dispute, resolved by the execution of a settlement, separation or compromise agreement containing, among other things, a full release of claims against each DB Group Company by the Participant, and which is approved as an Agreed Termination by the Committee.

“Annual Award” means any Award referred to as an Annual Award in the Award Statement.

“Applicable DB Group Policy or Procedure” means any DB policy or procedure regarding: general accounting; application of accounting methodologies; approvals procedures; risk management; regulatory procedures or rules; any other financial or compliance matters; or conduct matters, including, but not limited to, Deutsche Bank’s Code of Business Conduct and Ethics as amended from time to time (in each case of which the Participant knew or it would be reasonable to expect the Participant to have known).

“Award” means a conditional right to receive DB Shares following the Release Date granted pursuant to this Plan which may be an Annual Award, New Hire Award, Off-cycle Award, Retention Award or Upfront Award. An Award does not give a Participant a right to subscribe for unissued DB Shares.

“Award Date” means the effective date of an Award, as shown on the Award Statement.

“Award Statement” means the statement provided to a Participant under Rule 4.3.

“Career Retirement” means voluntary termination of employment as a DB Employee by a Participant who has complete years of age plus number of complete years of service as a DB Employee equalling 60 or more (“Rule of 60”), provided however that the Participant must have five or more complete years of consecutive service (the “Consecutive Service Requirement”) as a DB Employee on or before the most recent date of termination of employment and provided the Participant has made a valid Election to Career Retire in connection with the relevant Award. If the Consecutive Service Requirement is satisfied, the number of complete years of service used to calculate the Rule of 60 may also include any period of employment as a DB Employee prior to a break in continuous service. Where a Participant became a DB Employee as a result of a DB Group Company acquiring or merging with a company or other entity which employed the Participant, or acquiring a business in which the Participant was employed, continuous employment with that company or other entity, or in that business, ending with the date of acquisition or merger shall be treated for the purposes of this definition as service as a DB Employee, provided that the Participant has remained a DB Employee since the acquisition or merger.

“Cause” means in respect of the termination of a Participant’s employment by any DB Group Company: (i) any act or omission or series of acts or omissions that, when taken together or alone, constitute a material breach of the terms and conditions of employment; (ii) the conviction of the Participant by a competent court of law of any crime (other than minor offences that do not adversely affect the business or reputation of any DB Group Company, as determined by the Committee in its sole discretion); (iii) unlawful, unethical or illegal conduct, or any misconduct by the Participant in connection with the performance of the Participant’s duties as a DB Employee or conduct by the Participant otherwise in violation of the terms of the applicable employee handbook or other local policy or contractual documentation; (iv) knowingly failing or refusing to carry out specific lawful instructions from a DB Group Company (or a duly authorised employee or officer of such a company) relating to material matters or duties within the scope of the Participant’s responsibilities for a DB Group Company; (v) committing any act involving dishonesty, fraud, misrepresentation, or breach of trust; or (vi) the issuance of any order or enforcement action against the Participant or against any DB Group Company in connection with the Participant’s actions or omissions by any regulatory body with authority over the conduct of business by that DB Group Company where the issuance of that order or enforcement action impairs a) the financial condition or business reputation of the DB Group or any DB Group Company or b) the Participant’s ability to perform the Participant’s assigned duties (or would have done so if the Participant were still a DB Employee).

“Change of Control” means a change in the control of Deutsche Bank AG which shall occur if, by one or a series of transactions or events, a third party or a group of third parties acting together (directly or indirectly) acquires more than 50 percent of the issued share capital of Deutsche Bank AG and/or becomes entitled to exercise more than 50 percent of voting rights attributable to the issued share capital of Deutsche Bank AG. The Committee (as constituted before the relevant event) will determine, in its sole discretion, whether or not a Change of Control has occurred in accordance with this definition.

“Closing Price” means the closing price of DB Shares in the Xetra system as reported on Bloomberg (currently under “DBK GY”), or the closing price on such other exchange as may be determined by the Committee from time to time.

“Committee” means the Senior Executive Compensation Committee but may alternatively be the Management Board or any committee or other entity or persons designated by the Senior Executive Compensation Committee, the Management Board or these Plan Rules to act as the decisional body under this Plan (and, for the avoidance of doubt, the provisions of Rule 9 shall apply to any such entity or person). To the extent that matters are determined in relation to Awards made or to be made to members of the Management Board, the Committee means the Supervisory Board of Deutsche Bank or a duly authorised committee of the same.

“Competitive Services” means services that are substantially similar to any or all of the services provided by the Participant during the period that the Participant was a DB Employee, and are competitive with, or are intended to replace or serve as an alternative to, any services provided by the Division in which the Participant worked during that period.

“Compliance Department” means any applicable compliance department of the DB Group.

“Control Failure” means:

a) a failure to take adequate steps to promptly identify, assess, report, escalate or address misconduct or risk (including without limitation regulatory, client, reputational, market and/or other risk);

b) a failure to address, manage or remedy any control weaknesses identified by the DB Group or any regulator of which the Participant was aware (or could have been reasonably expected to be aware);

c) a failure to draft, adopt, approve or implement internal financial and operational policies or procedures of the DB Group (or any DB Group Company) which would have provided for (i) the reliability and integrity of information, (ii) compliance with laws and regulations, (iii) safeguarding and accountability of assets, and/or (iv) preventing or detecting error or fraud.

“DB Employee” means a person employed by any DB Group Company.

“DB Group” means Deutsche Bank and each of its Subsidiaries.

“DB Group Company” means any company or other corporation in the DB Group.

“DB Share” means a registered share of Deutsche Bank AG, as listed and traded on the Frankfurt Stock Exchange - Xetra or other authorised exchanges, or any other shares which may replace them from time to time (whether in a successor corporation or otherwise).

“Delivery” means DB Shares forming all or part of an Award becoming held by the Nominee (on trust absolutely for the Participant or the Participant’s Representative) or, if earlier, being transferred into the Participant’s (or the Participant’s Representative’s) custody or brokerage account, or other settlement of the Award in accordance with Rules 6.6, 7.1(b) or 7.1(c), or being treated as Delivered in accordance with Rule 7.4. “Delivery Date” and “Delivered” shall be construed accordingly.

“Deutsche Bank” means Deutsche Bank AG and any successor corporation or other corporation into which Deutsche Bank AG is merged or consolidated or to which Deutsche Bank AG transfers or sells all or substantially all of its assets.

“Division(s)” means the primary operational business areas of the DB Group, which include the core revenue generating areas and infrastructure and support areas, as established or adjusted by Deutsche Bank, in its discretion, from time to time. Each Division is divided into smaller operating business units.

“Election” or “Election to Career Retire” shall have the meaning given to that term in Rule 4.6.

“Financial Services” includes (without limitation) any (or any combination) of the following:

a) commercial or retail banking;

b) brokerage;

c) wealth management;

d) insurance, pension or lending services;

e) financial, business, investment or economic advisory services (including raising or preserving capital or transitioning ownership of any asset);

f) asset management;

g) issuing, trading or selling instruments or other investments; and

h) advising on or investing in private equity or real estate,

and also includes any other activities engaged in by any DB Group Company that the Committee considers constitute financial services.

“Financial Services Firm” means a business enterprise whose sole or primary function is the provision of Financial Services (whether to individuals, institutions or any other person or entity).

“Holding Company” of a company or entity means a company or entity of which the first company or entity is a Subsidiary.

“InstitutsVergV” means the German Remuneration Ordinance (Institutsvergütungsverordnung), as amended from time to time.

“Management Board” means the Management Board of Deutsche Bank (the Vorstand).

“Material Risk Taker” means a material risk taker (as determined by the DB Group in its sole discretion) having regard to InstitutsVergV or any other applicable regulation.

“New Hire Award” means an Award referred to as a New Hire Award in the Award Statement, usually being “buy-out”, “replacement” or “sign-on” awards granted or issued in connection with the commencement of a Participant’s employment as a DB Employee.

“Nominee” means the party authorised to hold DB Shares on trust absolutely for a Participant upon Delivery, being DB Group Services (UK) Ltd or such other party as may be appointed by the Committee from time to time.

“Off-cycle Award” means an Award referred to as an Off-cycle Award in the Award Statement.

“Participant” means any person to whom an Award has been made under the terms and conditions of this Plan for so long as that person has any rights under this Plan.

“Performance Condition” means a condition or conditions stated in the Award Statement for an Award or a Tranche of an Award which determines the extent to which that Award or Tranche will Vest and/or become capable of settlement.

“Performance Period” means the period of time as referred to in InstitutsVergV (or any other applicable legislation) during which a Participant’s performance is assessed for the purposes of determining the grant of an Award under InstitutsVergV, and “Performance Period in relation to which an Award is made” and similar phrases shall be interpreted accordingly.

“Plan” means the Deutsche Bank Equity Plan as governed by these Plan Rules.

“Plan Administrator” means DB Group Services (UK) Limited or any other person or entity appointed by the Committee for the purpose of administering the Plan as referred to in Rule 9.1.

“Plan Rules” or “Rules” means this document, including all applicable Schedules, which sets out the binding terms and conditions of the Plan (as amended from time to time pursuant to Rule 10).

“Proof of Certification” means any information deemed necessary or desirable by the Plan Administrator (i) to confirm a Participant’s compliance with the terms and provisions of an Award; (ii) to enable the Plan Administrator to apply the terms and provisions of an Award; or (iii) to enable the Plan Administrator (or any DB Group Company) to comply with its obligations in relation to an Award, including, but not limited to: copies of tax returns and employment or payroll-related documentation, or any confirmation or agreement by a Participant deemed necessary or desirable by the Plan Administrator to carry out any of the Plan Rules or any other rule or regulation, as determined by the Plan Administrator (including without limitation confirmation or agreement that the Participant is bound by the Plan Rules in relation to an Award).

“Proprietary Information” means any information which is not publicly available (other than as a result of the Participant’s action), including, without limitation, all financial or product information, business plans, client lists, compensation details or other confidential information, copyright, patent and design rights in any invention, design, discovery or improvement, model, computer program, system, database, formula or documentation, including information conceived, discovered or created during or in consequence of the Participant’s employment as a DB Employee.

“Public Service Employee” means an employee employed exclusively (i) in a business, industry, organisation or entity (excluding banks, sovereign wealth funds and other financial institutions, other than central banks and regulatory bodies), that is wholly owned or controlled by the government, whether at a national or local level; or (ii) by an organisation whose primary objective is something other than the generation of profit, such as a bona fide charitable institution; or (iii) as a teacher at a bona fide educational establishment.

“Public Service Retirement” means voluntary termination of employment as a DB Employee by a Participant to work as a Public Service Employee.

“Release Date” means:

a) in relation to an Award with no Retention Period, the Vesting Date;

b) in relation to an Award with a Retention Period, the last day of the Retention Period as stated in the Award Statement (or any earlier date on which the Retention Period ceases to apply under Rule 8), or, if later, the Vesting Date, or, in each case, any later date on which it is determined that any applicable Performance Conditions are satisfied and, in each case, subject to any delay in the Release Date pursuant to Rule 6.6.

“Relevant Individual” in relation to a Significant Adverse Event means a DB Employee or a contingent worker engaged by a DB Group Company whose conduct is the subject of an internal investigation by a DB Group Company in connection with that Significant Adverse Event which results in disciplinary measures or sanctions against the Relevant Individual, or would have resulted in such measures or sanctions (as determined by the Committee in its absolute discretion) if, in the case of a former DB Employee, the Relevant Individual had not ceased to be a DB Employee or, in the case of a contingent worker or former contingent worker, the Relevant Individual had been a DB Employee subject to disciplinary measures or sanctions by a DB Group Company.

“Representative” means, in the case of death or Total Disability, the Participant’s duly appointed beneficiary, legal representative or administrator, as applicable.

“Retention Award” means an Award referred to as a Retention Award in the Award Statement.

“Retention Period” for certain Awards means the period ending on the date specified in the Award Statement (subject to the provisions of the Plan).

“Retirement” means retirement at pensionable age in accordance with the pension plan arranged or provided by or in conjunction with a DB Group Company, of which the Participant is, or is eligible to be, a member.

“Schedule” means any schedule to the Plan Rules approved by the Committee (as amended from time to time in accordance with Rule 10).

“Senior Executive Compensation Committee” means the committee delegated by the Management Board to govern this Plan.

“Significant Adverse Event” means an event (or series of events, in each case whether by any acts or omissions) that has resulted in any internal or external finding of misconduct or of risk (including without limitation regulatory, client, reputational, market and/or other risk), or financial loss (whether direct or indirect, and whether by way of a regulatory fine, sanction, action, or settlement, including any associated cost or otherwise), which, as determined by the Committee in its absolute discretion, is classified by the DB Group as being “Acute”, “Severe” or “High” (or a similar level under any alternative categorisation in place from time to time) and which the Committee has determined in its absolute discretion has had or is likely to have an adverse effect on the DB Group, a DB Group Company, a Division or a business unit.

“Subsidiary” means a company or other entity in which a Holding Company has a direct or indirect controlling interest or equity or ownership interest which represents more than fifty percent (50%) of the aggregate equity or ownership interest in that company or entity.

“Sufficiently Proximate” to a Relevant Individual in relation to a Significant Adverse Event means a Participant who is:

a) a legal, local or functional manager (or other equivalent manager type applicable at the time) of a Relevant Individual who is a DB Employee (the “First Level Manager”), or a DB sponsor of a Relevant Individual who is a contingent worker engaged by a DB Group Company (the “First Level Sponsor”);

b) a legal, local or functional manager (or other equivalent manager type applicable at the time) of a First Level Manager or First Level Sponsor of the Relevant Individual or the head of the business unit in which the Relevant Individual is employed or engaged;

c) only in case of a Significant Adverse Event which is classified by the DB Group as being “Acute” (or a similar level under any alternative categorisation in place from time to time), the head of Division, the Chief Country Officer(s), the CEO or Chief Operating Officer(s) where the Relevant Individual works (or worked) or is engaged (or was engaged);

in each case, at the time when Significant Adverse Event(s) (or portion thereof), or the actions or omissions (in each case, or portions thereof) of the Relevant Individual contributing to the Significant Adverse Effect, occurred and regardless of whether the Participant was himself responsible for, or contributed to, the Significant Adverse Event, in any way other than being Sufficiently Proximate to a Relevant Individual.

“Supervisory Board of Deutsche Bank” means the board that oversees and advises the Management Board in its management of the business.

“Total Disability” means the Participant being prevented from engaging in any substantial gainful activity by physical or mental impairment that can be expected to either (i) result in death or (ii) last for a continuous period of not less than 12 months, as certified by the Committee, in its sole discretion.

“Tranche” means a portion of an Award as detailed on the Award Statement, which may be subject to different provisions related to Vesting and Retention Period (if applicable), and/or Performance Conditions, to other Tranches comprised within that Award.

“Upfront Award” means an Award referred to as an Upfront Award in the Award Statement which shall Vest at the Award Date but shall be subject to a Retention Period.

“Vest” means, in the context of an Award or a Tranche of an Award, to be no longer subject to the forfeiture provisions contained in these Plan Rules, except for those contained in Rules 4.7, 5.3(a), 5.3(e), 5.3(f), 5.3(g), 6.2, 6.3, 6.4, 6.5 (in relation to Upfront Awards only) and 6.7 as applicable. “Vesting” and “Vested” shall be construed accordingly. For the avoidance of doubt a Vested Award may continue to be subject to: (a) a Retention Period; and (b) lapse under Rule 4.5 where it has not yet been Delivered (in addition to forfeiture provisions not specifically mentioned in this definition).

“Vested Award” means an Award that has Vested.

“Vesting Date” means the date or dates set forth in the Award Statement upon which an Award or Tranche will Vest (subject to the satisfaction of any Performance Conditions to which Vesting is subject), provided that if Vesting has been accelerated or delayed under these Plan Rules, it shall mean the date of Vesting determined in accordance with the relevant Rule.

“Volume-Weighted Average Price” means the volume-weighted average price of a DB Share on Xetra for the relevant trading day, or the volume-weighted average price on such other exchange as may be determined by the Committee from time to time.

3 Interpretation

In this Plan, where the context permits:

a) where an Award has been made in different Tranches, references to an Award shall be taken to refer to each Tranche separately; and

b) words in the singular shall include the plural and vice versa and words in the masculine shall include the feminine.

The headings in the Rules are for the sake of convenience only and should be ignored when construing the Rules.

Each Award granted under the Plan is subject to the Plan Rules as modified by any Schedules which apply to that Award, in each case as amended from time to time in accordance with Rule 10.2.

4 Awards

4.1 Eligibility: Subject to the terms and conditions in these Plan Rules, the Committee may from time to time make Awards or permit Awards to be made by such other persons as it may determine to such DB Employees as the Committee shall select.

4.2 Terms of Awards: Subject to the terms and conditions in these Plan Rules, the Committee shall be entitled to determine the terms of Awards and the dates on which those Awards are made.

4.3 Award Statement: As soon as practicable after the Award Date, the Participant shall be issued an Award Statement in relation to the Award in such form as the Committee shall determine in its sole discretion. The Award Statement shall state (in relation to each Tranche of the Award where applicable):

a) the Award Date;

b) the number (or maximum number in the case of an Award subject to a Performance Condition) of DB Shares subject to the Award;

c) the type of Award (Annual, New Hire, Off-cycle, Retention or Upfront Award);

d) the Vesting Date (assuming no acceleration or delay of the Vesting Date under these Plan Rules);

e) the Retention Period, if the Award is subject to a Retention Period (assuming no early expiry of the Retention Period under Rule 8); and

f) details of any Performance Conditions applicable to the Award.

4.4 Retention Period: If an Award is to be subject to a Retention Period, the Retention Period shall be determined by the Committee at the Award Date and will be stated on the Award Statement (subject to the application of Rule 8). The Retention Period shall commence on the Vesting Date of the Award. If an Award is subject to a Retention Period, a Participant shall have no entitlement to receive DB Shares in respect of that Award before the end of the Retention Period.

4.5 Performance Conditions: Awards or Tranches of Awards may be made subject to Performance Conditions as approved by the Committee at the time the Award is made. Any such conditions will be detailed in the Award Statement. The degree to which a Performance Condition is satisfied will determine the extent to which that Award or Tranche will Vest and/or become capable of settlement, and the degree to which the Performance Condition is satisfied must be determined before the Award or relevant part of the Award Vests or becomes capable of settlement (as applicable). An Award shall lapse to the extent that it is determined that it is no longer capable of Vesting and/or settlement (as applicable) because the Performance Condition has not been satisfied in full. The Management Board may amend the Performance Conditions if circumstances exist such that the Management Board considers, in its sole discretion, that the existing Performance Conditions should be so amended to ensure that they remain appropriate or because of regulatory requirements. Notwithstanding the foregoing, in relation to an Award held by a member of the Management Board, the Management Board’s decision is not binding and the Supervisory Board will decide in its full discretion on the confirmation of or the deviation from the Management Board’s decision for purposes of these Awards; the decision of the Supervisory Board shall be final and binding.

4.6 Career Retirement Election: The termination treatment in relation to Career Retirement set out in Rule 5.1(e) shall only apply to an Annual Award or Upfront Award (as applicable) if the Participant has notified the Plan Administrator during any time period required by the Plan Administrator in relation to that Award that the Participant intends to terminate employment as a DB Employee by reason of Career Retirement in accordance with the procedures established by the Plan Administrator for those purposes (an “Election” or an “Election to Career Retire”). An Election shall constitute a binding agreement that may only be modified pursuant to the terms and conditions in the Election. The Plan Administrator may require, among other things, one or more Elections to be made in relation to an Award and may set a time period after which an Election will expire. An Election shall not be treated as notice of termination of employment given by the Participant, however, a failure to make an Election may result in forfeiture of an Award on termination in circumstances where there would have been no such forfeiture had an Election been made.

4.7 Non-transferable Awards: A Participant may not at any time before settlement in accordance with Rule 7 (whether before or after the Vesting Date) (i) transfer, assign, sell, pledge or grant to any person or entity any rights in respect of any Award (including a Vested Award), other than in the event of the death or Total Disability of the Participant; or (ii) enter into any transactions having the economic effect of hedging or otherwise offsetting the risk of price movements, or attempt to do so, with respect to all or part of the DB Shares subject to the Award. Unless the Plan Administrator or the Committee decides otherwise, any breach of this Rule 4.7 will result in the forfeiture by the Participant of the Participant’s Award without any claim for compensation by the Participant or any Representative.

4.8 Compliance: The making of any Award is subject to any approvals or consents required under any applicable laws or regulations or by any governmental authority, the requirements of any exchange on which DB Shares are traded and any policy adopted by the Compliance Department.

4.9 Acknowledgement of Award: The Participant must acknowledge the Award and agree to be bound by and comply with the provisions of the Plan and any other terms contained in the Award Statement in relation to the Award (“Acknowledgement”). The procedure for Acknowledgement (including the period for doing so) will be communicated or made available to the Participant in such manner as the Committee or Plan Administrator may determine. An Award shall not Vest and shall not be Delivered, and no DB Group Company shall have any obligation to the Participant in relation to an Award, before it has been duly Acknowledged. If the Participant has not Acknowledged the Award in accordance with the specified procedure by the end of the period provided in that procedure, the Committee may in its sole discretion notify the Participant that the Award has lapsed, and neither the Participant nor any Representative shall have any claim for compensation in relation to that lapse. Following such lapse, the Participant will no longer be able to Acknowledge the Award, and no DB Group Company shall have any obligation to the Participant in relation to it.

4.10 Surrender of Award: A Participant may surrender an Award, a part of an Award or a Tranche of an Award at any time prior to the Release Date, and any Award (or part or Tranche of an Award) so surrendered shall (to the extent possible) be deemed never to have been made.

5 Impact of termination of employment

5.1 Termination resulting in continued Vesting: An Award will not be forfeited by reason of the Participant ceasing to be a DB Employee and will, if not Vested, continue to Vest in accordance with the Award Statement (subject to these Rules, in particular the forfeiture provisions of Rule 6) and will remain subject to any applicable Retention Period or Performance Conditions, if the Participant ceases to be a DB Employee for one of the following reasons:

a) termination by a DB Group Company without Cause;

b) redundancy;

c) Agreed Termination;

d) the Participant ceases to be employed as a DB Employee due to the sale, merger, spin-off, transfer, or other consolidation (or series thereof) outside of the DB Group of the DB business unit, Division or Subsidiary (or, if applicable, the part of the DB business unit or Division) in which the Participant worked, but excluding a sale or transfer by which Deutsche Bank is merged or consolidated or transfers or sells substantially all of its assets; or

e) in relation to Annual Awards and Upfront Awards only, Retirement, Career Retirement or Public Service Retirement.

5.2 Termination upon death or Total Disability: If a Participant ceases to be a DB Employee due to death or Total Disability (documented to the reasonable satisfaction of the Plan Administrator), an Award which is not subject to a Retention Period or a Performance Condition will, subject to Rule 6.6, Vest in full (to the extent not previously Vested) on the next administratively possible Vesting Date for other Awards granted pursuant to the Plan following receipt of such documentation as the Plan Administrator may require to establish the entitlement of the Participant or the Representative claiming on behalf of the Participant.

If a Participant who has ceased to be a DB Employee subsequently dies, and at the time of death holds any Awards which are not subject to a Retention Period or a Performance Condition, those Awards will, subject to Rule 6.6, Vest in full (to the extent not previously Vested) on the next administratively possible Vesting Date for other Awards granted pursuant to the Plan following receipt of such documentation as the Plan Administrator may require to establish the entitlement of the Participant or the Representative claiming on behalf of the Participant.

Where an Award is subject to a Retention Period or a Performance Condition it will continue to Vest in accordance with the Award Statement and subject to these Plan Rules (including, without limitation, the forfeiture provisions of Rule 6), and will remain subject to any applicable Retention Period and Performance Condition.

5.3 Termination resulting in forfeiture: A Participant shall automatically forfeit Awards without any claim for compensation by the Participant or any Representative in the following circumstances:

a) Awards which have not been Delivered shall be automatically forfeited if, at any time prior to Delivery, the Participant ceases to be a DB Employee by reason of termination for Cause as decided by a DB Group Company, which shall have full discretion to make a Cause determination;

b) save as otherwise provided in Rule 5.1, Awards that have not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, the Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason (and, for the avoidance of doubt, where a Participant remains a DB Employee as at the Vesting Date, this Rule 5.3(b) shall not apply, notwithstanding, for example, that the Participant may have provided notice before the Vesting Date to terminate the Participant’s employment after the Vesting Date or the Participant has provided notice of an intention to resign after the Vesting Date);

c) without prejudice to the generality of Rule 5.3(b), an Annual Award that has not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, a Participant who meets the Rule of 60 and Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Annual Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed Termination;

d) Annual Awards that have not Vested shall be automatically forfeited if, following Public Service Retirement, the Participant ceases to be a Public Service Employee at any time prior to the Vesting Date for any reason other than death or Total Disability;

e) save as otherwise provided in Rule 5.1, Upfront Awards shall be automatically forfeited if, at any time prior to the Release Date, the Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason (and, for the avoidance of doubt, where a Participant remains a DB Employee as at the Release Date, this Rule 5.3(e) shall not apply, notwithstanding, for example, that the Participant may have provided notice before the Release Date to terminate the Participant’s employment after the Release Date or the Participant has provided notice of an intention to resign after the Release Date);

f) without prejudice to the generality of Rule 5.3(e), an Upfront Award shall be automatically forfeited if, at any time prior to the Release Date, a Participant who meets the Rule of 60 and Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Upfront Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed Termination; or

g) Upfront Awards shall be automatically forfeited if, following Public Service Retirement, the Participant ceases to be a Public Service Employee at any time prior to the Release Date for any reason other than death or Total Disability.

6 General forfeiture and clawback

6.1 Forfeiture of all unvested Awards: In addition to the other forfeiture provisions contained in the Plan Rules, a Participant shall automatically forfeit any Awards that have not Vested, without any claim for compensation by the Participant or any Representative, if any of the following events or activities occurs at any time prior to the Vesting Date for that Award, during or following employment as a DB Employee (including in connection with or following any form of termination identified in Rules 5.1 or 5.2):

a) the Participant directly or indirectly solicits or entices away, or endeavours to solicit or entice away any individual person who is employed or engaged by any DB Group Company and, if following the termination of the Participant’s employment as a DB Employee, with whom the Participant has had business dealings during the course of the Participant’s employment in the 12 months immediately prior to the termination date;

b) the Participant solicits, directly or indirectly, any company, entity or individual who was a customer or client of any DB Group Company and, if following the termination of the Participant’s employment as a DB Employee, with whom the Participant has had business dealings during the course of the Participant’s employment in the 12 months immediately prior to the termination date in order to provide Competitive Services to such company, entity or individual;

c) the Participant directly or indirectly obtains, uses, discloses or disseminates Proprietary Information to any other company, individual or entity or otherwise employs Proprietary Information, except as specifically required in the proper performance of the Participant’s duties for any DB Group Company;

d) the Participant acts in a manner that is prejudicial to the reputation of the DB Group or any DB Group Company;

e) the Participant or any Representative is responsible for any act or omission that breaches the terms of any agreement into which the Participant has entered with any DB Group Company, including any Election agreement, settlement or separation agreement or compromise agreement; or

f) the Participant fails to provide, if asked, Proof of Certification, in accordance with Rule 7.5.

6.2 Forfeiture of all undelivered Awards: In addition to the other forfeiture provisions contained in the Plan Rules, the Committee may, in its sole discretion, determine that a Participant shall forfeit such proportion (up to and including 100%) of any Award which has not been Delivered as may be determined by the Committee in its sole discretion without any claim for compensation by the Participant or any Representative in the following circumstances:

a) where a Participant engages in any conduct at any time prior to the Delivery Date, including prior to the Award Date, that:

(i) breaches any Applicable DB Group Policy or Procedure;

(ii) breaches any applicable laws or regulations imposed other than by the DB Group or any DB Group Company; or

(iii) constitutes a Control Failure, whether arising by act or omission (or series of acts or omissions), whether in whole or in part, directly or indirectly;

in each case, where that conduct is the subject of an internal investigation by a DB Group Company or of an investigation by a regulatory or law enforcement body and it results in disciplinary measures or sanctions against the Participant or a DB Group Company or would have resulted in such measures or sanctions if the Participant had not ceased to be a DB Employee;

b) where:

(i) the grant or Vesting of that Award was based on a performance measure or measures or on assumptions that are later determined to be materially inaccurate (regardless of whether any relevant measures or assumptions were communicated to the Participant); or

(ii) the grant, vesting or settlement of any other award made to the Participant (whether under the Plan, other compensation plans or other bonus or incentive arrangements, and whether delivered or not) was based on a performance measure or measures or on assumptions that are later determined to be materially inaccurate (regardless of whether any relevant measures or assumptions were communicated to the Participant);

c) where a Significant Adverse Event occurs, and the Committee considers the Participant to be Sufficiently Proximate to a Relevant Individual in relation to that Significant Adverse Event; or

d) where the Committee determines, in its sole discretion, that forfeiture is required on the basis of prevailing regulatory requirements (which includes any legislation or guidance published by a regulator from time to time). For the avoidance of doubt, this includes (but is not limited to) having regard to sections 7 of InstitutsVergV and 45 para. 2 sentence 1 no. 5a, 6 of the German Banking Act (Kreditwesengesetz) (as may be amended, modified or replaced from time to time), including any order made by the German Federal Financial Supervisory Authority (BaFin) or any other competent regulatory authority in relation to such regulatory requirements.

Forfeiture under this Rule 6.2 may occur either before or after the Participant ceases to be a DB Employee for any reason.

6.3 Forfeiture for behaviour amounting to Cause: A Participant shall automatically forfeit any Awards which have not been Delivered if:

a) during the Participant’s employment as a DB Employee, the Participant is responsible for an act or omission, or a series of acts or omissions, which amounted to behaviour listed in the definition of Cause in Rule 2, whether or not the employment is terminated as a result of those acts or omissions.

b) after the termination of the Participant’s employment as a DB Employee (for whatever reason), it is determined that the Participant was responsible for an act or omission, or a series of acts or omissions, while a DB Employee which gave rise to a right on the part of any DB Group Company to terminate the Participant’s employment for Cause, even if that right was not exercised; or

c) after the termination of the Participant’s employment as a DB Employee, the Participant is responsible for an act or omission, or a series of acts or omissions, which would have given rise to a right on the part of any DB Group Company to terminate the Participant’s employment for Cause had the Participant been a DB Employee at the time of the acts or omissions, in each case whether or not any DB Group Company or any officer or employee of any DB Group Company knew at the time of the act or omission, or series of acts or omissions, that the relevant right had arisen or would arise. Neither the Participant nor any Representative shall have any claim for compensation in relation to any forfeiture under this Rule 6.3.

6.4 Failure to provide details of brokerage or custody account: If an Award is to be Delivered (or has been Delivered to the Nominee) in DB Shares or other securities, and, if required by the Plan Administrator, the Participant has not provided details of a valid brokerage or custody account in accordance with Rule 7.3, the Committee may in its sole discretion at any time before the transfer of the relevant shares or securities to such an account (whether before or after Delivery of the Award) forfeit that Award (and/or the shares or securities Delivered to the Nominee pursuant to it), and neither the Participant nor any Representative shall have any claim for compensation in relation to that forfeiture against any DB Group Company or the Nominee (as applicable). Following any such forfeiture of shares or securities which have been Delivered to the Nominee, the Participant shall no longer have any beneficial interest in those shares or securities.

6.5 Forfeiture following Retirement, Career Retirement or Public Service Retirement: Following Retirement, Career Retirement or Public Service Retirement, a Participant shall automatically forfeit without any claim for compensation by the Participant or any Representative any Awards that have not Vested and any Upfront Awards if the Participant is employed or engaged in any capacity by a Financial Services Firm (whether directly or via an intermediary and whether or not for remuneration) in connection with the provision of Competitive Services (before the Release Date in the case of Upfront Awards), except where:

a) the services are provided in the ordinary course of a business other than a Financial Services Firm which employs or engages the Participant in any capacity; and

b) either:

(i) the majority of the clients to whom the Participant’s services are provided are not Financial Services Firms; or

(ii) the services provided by the Participant taken as a whole are not Competitive Services.

6.6 Suspension:

a) If the Committee considers that circumstances may be such that forfeiture may result under Rule 5.3(a), Rule 5.3(d), Rule 5.3(g), Rule 6.1(a) to (f), Rule 6.2, Rule 6.3, Rule 6.5 or Rule 6.7, the Vesting Date and/or the Release Date and/or the Delivery Date for an Award may at the sole discretion of the Committee be delayed until after those circumstances have been investigated (including, but not limited to, pursuant to any investigation referred to in Rule 6.2) and a determination regarding forfeiture has been made.

b) In addition, and without limitation to rule 6.2(d), the Committee may delay the Vesting Date and/or the Release Date and/or the Delivery Date of an Award in order to comply with, or to enable the compliance with, prevailing regulatory requirements (which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time and (without limitation) sections 7 of InstitutsVergV and 45 para. 2 sentence 1 no. 5a, 6 of the German Banking Act (Kreditwesengesetz) (in each case, as may be amended, modified or replaced from time to time)).

c) Where the Vesting Date and/or Release Date and/or Delivery Date for an Award is delayed under this Rule 6.6 such that it is after a Change of Control, and the Award is to be settled, the Committee may make such arrangements as it considers fair and reasonable for settlement of the Award (or portion of an Award) (including settlement in cash) where Delivery in DB Shares would no longer be appropriate.

d) Where the Vesting Date and/or Release Date and/or the Delivery Date for an Award is delayed under Rule 6.6(a) and a determination has been made not to forfeit an Award (or portion of an Award), if:

(i) the Participant disposes of the DB Shares immediately following the transfer of the shares into the Participant’s custody account; and

(ii) the Committee determines that the Participant has suffered a disadvantage as a result of the delay caused by the suspension due to changes in the value of a DB Share or changes in the relevant foreign exchange rates between the original Vesting Date or Release Date or Delivery Date (as applicable) and the date of sale following the delayed Vesting Date or Release Date or Delivery Date (as applicable), the Committee may, but is not obliged to, make a discretionary payment of such sum as it considers appropriate to the Participant by way of compensation, provided that in no event may any such sum exceed the difference in the value of the relevant DB Shares at the original Vesting Date or Release Date or Delivery Date (as applicable) and the value of those shares on the date of sale.

e) Where the Vesting Date and/or the Release Date is delayed under this provision, the Award or Tranche of any Award shall not be subject to forfeiture: (i) under Rule 5.3(b) or (c) if the Participant ceases to be a DB Employee after the original Vesting Date of the Award for reasons described in those Rules; (ii) under Rule 5.3(d) if the Participant ceases to be a Public Service Employee after the original Vesting Date of the Award; (iii) under Rule 5.3(e) or (f) if the Participant ceases to be a DB Employee after the original Release Date of the Award for reasons described in those Rules; or (iv) under Rule 5.3(g) if the Participant ceases to be a Public Service Employee after the original Release Date of the Award.

6.7 Additional forfeiture provisions for Material Risk Takers: In addition to the other forfeiture provisions contained in the Plan Rules (and without prejudice to the operation of those provisions), if a Participant was a Material Risk Taker in any part of a Performance Period (being calendar year 2018 or later) in relation to which an Award was made, any part of that Award that has not been Delivered shall be forfeited, without any claim for compensation by the Participant or any Representative, if the Committee determines in its sole discretion that the Material Risk Taker has during that Performance Period:

a) participated to a significant extent in or been responsible for conduct that has resulted in significant loss or a material regulatory sanction for any DB Group Company; or

b) failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of InstitutsVergV or a similar provision in any other applicable regulation.

6.8 Clawback of Awards Delivered to Material Risk Takers:

a) This Rule 6.8 applies in relation to an Award (or, where applicable, Tranches of an Award) Delivered to a Participant who was a Material Risk Taker in any part of the Performance Period in relation to which the Award is made, if:

(i) the Committee determines in its sole discretion that the Material Risk Taker has during that Performance Period:

(A) participated to a significant extent in or been responsible for conduct that has resulted in significant loss or a material regulatory sanction for any DB Group Company; or

(B) failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of InstitutsVergV or the equivalent provision in any other applicable regulation; and

(ii) that Performance Period was calendar year 2018 or later.

b) Where the Committee determines that this Rule 6.8 applies in relation to an Award (or Tranche of an Award), the Participant shall be required to reimburse the Clawback Amount to the DB Group in accordance with the provisions of this Rule 6.8. The Committee shall notify the Participant in writing of the determination and of the Clawback Amount that is due from the Participant (a “Clawback Notice”).

c) For the purposes of this Rule 6.8, the “Clawback Amount” shall be either:

(i) the number of DB Shares Delivered pursuant to the Award (or Tranche of an Award) (the

“Clawback Shares”); or

(ii) the market value at the Delivery Date of the DB Shares Delivered pursuant to the Award (or Tranche of an Award) (as determined by the Committee), which shall be the gross amount used by the DB Group to determine the total reported income for income tax and social security purposes (the “Clawback Cash”).

d) The Participant shall reimburse the DB Group for the Clawback Amount by either, at the election of the Participant, transferring the Clawback Shares to such person or entity designated by the Committee or paying the Clawback Cash to a DB Group Company designated by the Committee, as directed by the Committee, in each case as soon as possible after the Clawback Notice takes effect (as provided in Rule 12.2), and in any event within 30 days of that notice taking effect. If the Participant fails to reimburse the DB Group within 30 days of the notice taking effect, the DB Group reserves all of its rights to obtain reimbursement of the Clawback Amount (whether the Clawback Shares or the Clawback Cash, or any combination thereof, regardless of any election of the Participant) from the Participant in any way (or any combination of ways) it deems appropriate to the extent permitted by law. Without prejudice to the generality of the foregoing, any DB Group Company shall be entitled to:

(i) deduct the relevant sum or part of it from any amounts due to the Participant from that DB Group Company (including salary) to the extent permitted by applicable law; and/or

(ii) institute legal proceedings against the Participant for the recovery of the Clawback Amount or any part of it.

e) If the Participant has paid or is liable to pay any taxation or social security contributions in relation to the Award or any DB Shares acquired pursuant to the Award and the Committee considers that such taxation or social security contributions may not be recovered from or repaid by the relevant tax authority, the Committee at its discretion, may, but is not required to, reduce the Clawback Amount to take account of this amount. Where the Clawback Amount is so reduced, the Participant shall make reasonable efforts to recover the amount of taxation and social security contributions which resulted in the reduction from the relevant tax authority, and if any such taxation or social security contributions are subsequently recovered by the Participant from the relevant tax authority, the Participant shall pay the amount of any such taxation or social security contributions recovered by the Participant to the DB Group. If the Clawback Amount is reduced as described in this Rule 6.8(e) and a DB Group Company recovers any amount of taxation or social security contributions associated with the reduction, the DB Group Company shall retain the amount so recovered.

f) Neither the Participant nor any Representative shall have any claim for compensation as a result of the operation of this Rule 6.8.

g) This Rule 6.8 shall not apply to an Award unless the Clawback Notice is delivered so as to take effect before the second anniversary of the Last Vesting Date for the Award. For these purposes, the “Last Vesting Date” is the date set forth in the Award Statement as the date upon which the Award Vests, or where the Award is granted in Tranches, the final date set forth in the Award Statement as the date upon which a Tranche of the Award Vests.

7 Award Settlement

7.1 Time and manner of settlement of an Award: Subject to this Rule 7 (and in particular Rule 7.7), Delivery of an Award may be spread over up to ten business days following the Release Date of that Award, or such other number of days as determined by the Committee in its sole discretion, from and including the Release Date, by way of (each a “distribution”):

a) the transfer (whether by a DB Group Company or a third party entity) of the number of DB Shares subject to the Vested Award (taking account of any reduction in that number pursuant to the application of any Performance Condition) on or after the Release Date either to the Nominee to hold on trust absolutely for the Participant before onward transfer to an approved account established by the Participant or directly into such account (in both cases, subject to the withholding provisions in Rule 7.4);

b) if the operation of the Plan means that a Participant would be entitled to receive a fraction of one DB Share, that fraction will be settled in the manner the Plan Administrator in its sole discretion sees fit, including, but not limited to: (i) making a cash payment to the Participant equal to the cash value of the fraction of one DB Share; or (ii) offsetting the cash value of the fraction of one DB Share against an obligation or liability of the Participant under this Plan; or

c) in the case of any changes to legislation including exchange control or regulatory treatment of any DB Group Company or any present or future Participant arising in relation to any Award following the Award Date, or in the event that any approval or consent required to permit the settlement of an Award in DB Shares (or the acquisition of those shares by any DB Group Company for the purpose of settlement of an Award) is not in place at the requisite time, the Committee may decide that DB Shares will not be transferred in accordance with Rule 7.1(a), but instead a cash payment will be made to the Participant through local payroll (instead of receiving DB Shares), calculated as set out below.

For the purposes of Rule 7.1(c), the cash amount or value will be based on a price per share for each DB Share subject to the Award equal to either the average Volume-Weighted Average Price or the average Closing Price per DB Share for the period of the first ten trading days of the month in which the Release Date occurs (or such other number of days as the Committee may determine in its sole discretion or as may be required in a particular location for regulatory or tax reasons) and converted using a foreign exchange rate reported on Bloomberg at close over the same period as the period in which the average Volume-Weighted Average Price or the average Closing Price per DB Share, as applicable, is determined, or such other foreign exchange rate that the Committee or Plan Administrator deems appropriate.

Where an Award is settled following death or Total Disability of a Participant, Delivery may be made to the Participant’s Representative following the Representative evidencing the Representative’s entitlement to so act to the satisfaction of the Committee.

7.2 Payment: Any cash payment made in connection with Rule 7.1 will be made within a reasonable number of days but, in any event, no longer than 70 days following the Release Date, subject to local payroll cycles and procedures. Any payment may be made and/or reported through the Participant’s employer, regardless of any adverse tax consequences this may cause to the Participant.

7.3 Custody/brokerage account: If required by the Plan Administrator, the Participant or any Representative must provide to the Plan Administrator, before the Vesting Date or such other date as identified by the Plan Administrator, details of a valid DB Group brokerage or custody account, or other brokerage or custody account approved by the Plan Administrator for this purpose, to which any payment to the Participant in the form of DB Shares or other securities is to be made, in a form satisfactory to the Plan Administrator.

7.4 Tax and social security withholding: The Plan Administrator or any DB Group Company may withhold such amount and make such arrangements as it considers necessary to meet any liability to taxation or social security contributions in respect of Awards. Without limitation, a distribution into a Participant’s custody or brokerage account may be made net of any applicable taxes and social security requirements which a DB Group Company or former DB Group Company is required to withhold or account for, or the distribution may be reduced by a number of DB Shares or other assets with a value equal to the amount of such applicable tax and social security requirements, and in each case the amount of the deduction or the reduced number of DB Shares shall be treated as Delivered. Depending on the Participant’s individual circumstances, if a Participant changes locations between the Award Date and settlement, any distribution to that Participant may become subject to multiple withholding taxes or double taxation. The Plan Administrator or Nominee may sell an appropriate portion of the DB Shares or other assets otherwise distributable to the Participant (or the Participant’s Representative or such other person to whom the distribution is made) and withhold sufficient sale proceeds to satisfy the withholding liability, and such portion of the DB Shares or other assets so sold shall be treated as Delivered.

The Participant (or the Participant’s Representative, if applicable) is responsible for reporting the receipt of income or the proceeds of any sale as a result of the operation of this Rule 7.4 or otherwise to the appropriate tax authority (except where any DB Group Company is legally obliged to account for such reporting).

No DB Group Company takes any responsibility (except where legally required) as to the taxation or social security consequences of the Participant participating in the Plan and a Participant should therefore seek independent tax and social security advice.

7.5 Proof of Certification: If the Plan Administrator requests any Proof of Certification, the Participant must provide such Proof of Certification in a form satisfactory to the Plan Administrator within 30 days of the request (including Proof of Certification sufficient to determine the circumstances in which the Participant ceases to be a DB Employee).

7.6 Notification of events: The Participant must notify the Plan Administrator of any events which may result in the forfeiture of the Award or any part of it prior to any Delivery Date. Furthermore, the Participant agrees that the Participant shall be deemed to warrant and undertake to the Plan Administrator and each DB Group Company on each Delivery Date that the Participant has not acted in any way giving rise to forfeiture pursuant to these Plan Rules at any time prior to the relevant Delivery Date.

If, contrary to Rule 6, the Participant derives any benefit, following the Release Date, to which the Participant is not entitled then the Plan Administrator (or any relevant DB Group Company) shall be entitled to a full recovery of all benefits derived by the Participant wrongly in breach of the warranty and undertaking and/or contrary to Rule 6. This shall be without prejudice to any other rights which any DB Group Company may have arising out of the act or omission giving rise to forfeiture.

7.7 Compliance: The settlement of any Award is subject to any approvals or consents required under any applicable laws or regulations or by any governmental authority, the requirements of any exchange on which DB Shares are traded and any policy adopted by the Compliance Department. Without prejudice to the generality of the foregoing, and without prejudice to the Committee’s right to settle in cash under Rule 7.1(c), if any approval or consent required to permit the settlement of an Award in DB Shares (or the acquisition of those shares by any DB Group Company for the purpose of settlement of an Award) is not in place in time to facilitate the transfer of DB Shares on the Release Date, the first date on which the transfer of DB Shares referred to in Rule 7.1(a) shall take place shall be the first business day following the obtaining of the approval or consent on which DB Shares are delivered to a share account in the name of the Plan Administrator for the settlement of Awards. In such case, Delivery of an Award may be spread over up to ten business days following that later date (or such other number of days as determined by the Committee in its sole discretion) provided that the last of the days over which Delivery is spread shall not be later than 70 days following the Release Date.

8 Corporate events

8.1 Effect of Change of Control on Annual, New Hire, Off-cycle and Retention Awards: Except as may otherwise be specified in a Participant’s Award Statement, on or before the occurrence of a Change of Control, the Committee shall have the sole discretion to determine whether none, some or all of the outstanding Awards will Vest (and the extent to which any Performance Conditions applicable to those Awards shall be treated as satisfied) and/or be settled as a result of the Change of Control, to the extent not already Vested.

8.2 Effect of Change of Control on Vested Awards subject to a Retention Period: Except as may otherwise be specified in a Participant’s Award Statement, on or before the occurrence of a Change of Control, the Committee shall have the sole discretion to determine as to whether any Retention Period to which a Vested Award (whether Vested pursuant to Rule 8.1 or otherwise) is subject shall be treated as ending before the Release Date specified in the Award Statement as a result of the Change of Control.

8.3 Corporate successors: The Plan shall not be automatically terminated by a transfer or sale of the whole or substantially the whole of the assets of Deutsche Bank AG, or by its merger or consolidation into or with any other corporation or other entity, but the Plan or an equivalent equity incentive plan shall be continued after such sale, merger or consolidation subject to the agreement of the transferee, purchaser or successor entity. In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall terminate subject to the provisions of the Plan, including Rule 7 and Rule 10, and the Participant or any Representative shall have no further claim for compensation arising out of any such termination of the Plan.

8.4 Changes in capitalisation: If any change affects DB Shares on account of a merger, reorganisation, rights issue, extraordinary stock dividend, stock split or similar changes which the Committee reasonably determines justifies adjustments to Awards, the Plan Administrator shall make such appropriate adjustments as are determined by the Committee to be necessary or appropriate to prevent enlargement or dilution of rights.

9 Administration

9.1 Administration by the Plan Administrator: The Plan Administrator shall be responsible for the general operation and administration of the Plan in accordance with its terms and for carrying out the provisions of the Plan in accordance with such resolutions as may from time to time be adopted, or decisions made, by the Committee and shall have all powers necessary to carry out the provisions of the Plan.

9.2 Interpretation by the Committee: The Committee will have full discretionary power to interpret and enforce the provisions of this Plan and to adopt such regulations for administering the Plan as it decides are necessary or desirable. All decisions made by the Committee (including, for the avoidance of doubt, by the Plan Administrator, the DB Group or a DB Group Company, where designated in the Plan Rules as the body to make the decision) pursuant to the Plan are final, conclusive and binding on all persons, including the Participants and any DB Group Company.

9.3 Forfeiture and Vesting: The Committee shall have full discretion to determine whether or not any of the events or activities set forth in Rule 5 and/or Rule 6 has occurred.

10 Amendment or termination of the Plan

10.1 Termination of Plan: The Committee may terminate the Plan at any time in its sole discretion. Termination of the Plan (as opposed to amendment of the Plan) would be without prejudice to the subsisting rights of Participants.

10.2 Amendment of Plan: The Committee may at any time amend, alter or add to all or any of the provisions of the Plan (including, for the avoidance of doubt, the amendment of existing Schedules and the addition of new Schedules) or of any Award Statement in any respect in its sole discretion, provided that the Committee cannot materially adversely affect a Participant’s existing Award except:

a) with the Participant’s prior consent; or

b) where the amendment, alteration or addition is made in order to comply with applicable regulatory requirements which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time.

For the avoidance of doubt, no oral representation or statement made by any party, including any employee, officer, or director of any DB Group Company as to the interpretation, application or operation of this Plan or any Awards under it either generally or to any specific set of circumstances shall bind any DB Group Company unless it is confirmed in writing by the Plan Administrator or Senior Executive Compensation Committee.

10.3 Termination of Awards: The Committee may, in its sole discretion, decide at any time to replace an Award or a Tranche of an Award with an award of other assets (including cash or any combination of cash and other assets) or to take such other steps as necessary or appropriate to prevent enlargement or dilution of rights.

11 General

11.1 No guarantee of benefits or unintended rights:

a) The granting of an Award is at the sole discretion of the Committee (or other persons the Committee permits to make Awards under Rule 4.1). The Committee is not obligated to make any Award, or permit any Award to be made, in the future or to allow DB Employees to participate in any future or other compensation plan even if an Award has been awarded in one or more previous years.

b) Nothing in these Plan Rules shall be construed as an obligation or a guarantee by any DB Group Company, the Committee or the Plan Administrator with respect to the future value of an Award.

c) Nothing contained in these Plan Rules shall constitute a guarantee by any DB Group Company that the assets of the DB Group will be sufficient to pay any benefit or obligation hereunder. No Participant or any Representative shall have any right to receive a benefit under the Plan except in accordance with the terms of these Plan Rules.

d) An Award and resulting distribution shall not (except as may be required by taxation law or other applicable law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

e) If a Participant ceases to be a DB Employee for any reason, and, as a result, loses or suffers a diminution in value of an Award in accordance with the Plan Rules, that Participant shall not be entitled, and shall be deemed irrevocably to have waived any entitlement, to any compensation by way of damages or otherwise in connection with that loss or diminution in value in relation to the Award, except as specifically provided for in the Rules.

f) Notwithstanding anything to the contrary in these Rules, the Participant shall not have, and waives any right to, bring a claim against any DB Group Company for any loss caused or alleged to have been caused by the manner in which any discretion referred to in these Rules has been exercised (or, as the case may be, not exercised).

11.2 No enlargement of Participant rights: The establishment of the Plan and the making of Awards under it is entirely at the sole discretion of the Committee, shall not be construed as an employment agreement and shall not give any Participant the right to be retained as a DB Employee or to otherwise impede the ability of any DB Group Company to terminate the Participant’s employment. No communications concerning the Award shall be construed as forming part of a Participant’s terms and conditions of employment or any employment agreement with any DB Group Company.

11.3 Severability: The invalidity or non-enforceability of any one or more provisions of these Rules shall not affect the validity or enforceability of any other provision of these Rules, which shall remain in full force and effect.

11.4 Limitations on liability: Notwithstanding anything to the contrary in these Rules, neither any DB Group Company, the Plan Administrator, nor any individual acting as an employee, agent or officer of any DB Group Company or the Plan Administrator, shall be liable to any Participant, former employee or any Representative for any claim, loss, liability or expense incurred in connection with the Plan.

11.5 Claims by Participants: Any claim or action of any kind by a Participant or Representative with respect to benefits under the Plan or these Plan Rules, including any arbitration or litigation filed in a court of law, must be brought within one year from the date that settlement of a Participant’s Award was made or would have been made had such Award not been forfeited or lapsed pursuant to these Rules, save to the extent that this restriction would be unlawful under applicable law.

11.6 No trust or fund created: Neither the Plan nor any agreement made hereunder shall create or be construed as creating a trust or separate fund of any kind or a fiduciary relationship between any DB Group Company and the Participants or any Representative. To the extent that any Representative acquired a right to receive payments from any DB Group Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of that DB Group Company.

11.7 No right to dividends: An Award does not give any right to the Participant to receive dividends in relation to any DB Shares prior to Delivery of those DB Shares to the Participant.

11.8 Dealing in DB Shares: Any dealing in DB Shares acquired by a Participant pursuant to the Plan shall remain subject to the requisite Compliance Department approval.

11.9 Participant confidentiality: Except where this provision is contrary to applicable law (including for the avoidance of doubt any applicable law of a jurisdiction other than England and Wales) the Participant shall maintain the Participant’s participation in the Plan in confidence both within and outside the DB Group, and shall not disclose the provisions of the Plan or the amount of any Award made to the Participant under the Plan to any person or entity, except the Participant’s spouse or partner or their legal, tax and/or financial adviser or to the extent legally required to do so, without the prior written authorisation of the Plan Administrator.

11.10 Assignment: Except in accordance with Rule 4.7, an Award, including a Vested Award, is not transferable or assignable by the Participant. Notwithstanding this, any DB Group Company shall have the right to novate and/or assign its contractual rights and/or obligations under this Plan in full or in part to any other DB Group Company or an Acquirer Entity at its sole discretion without the express consent of the Participant.

11.11 Data protection: Any DB Group Company may collect and process various data that is personal to Participants (including, for example, name and address, taxpayer and social security identification numbers, and employee number or other means of confirming employment and title or position with a DB Group Company) for the purposes of administering the Plan, compliance with any requirement of law or regulation, including tax-related requirements, and the prevention or investigation of crimes and malpractice. This data will be collected directly from the Participant or from the DB Group Company that employs the Participant. A failure or refusal on the part of the Participant to provide or update the data (or to agree to the uses of the Participant’s personal data described above) may result in the DB Group being unable to administer the Plan in respect of the Participant. A DB Group Company may disclose this data to its affiliates or service providers (including the Plan Administrator) in connection with the administration of the Plan. Some data processing may be done outside the country in which the Participant is employed, where laws and practices relating to the protection of personal data may be weaker than those in the country in which the Participant is employed, including in the United States of America, but wherever practicable the DB Group will take steps to ensure that Participants’ personal information is adequately protected and complies, so far as possible, with the local data protection legislation in the country in which the Participant is employed. In certain circumstances courts, law enforcement agencies or regulatory agencies within or outside the country in which the Participant is employed may be entitled to access the data. Depending on the country in which the Participant is employed, the Participant may have the right to request access to, a copy of and correction of information held by the DB Group and may write to the local Data Protection Officers of the DB Group, at the contact details which will be provided from time to time, for these purposes and also to request that the DB Group specify or explain its policies and procedures in relation to data and the types of data held.

11.12 Entire agreement: These Plan Rules together with the Award Statement set forth the entire understanding of the parties with respect to the Award described on the Award Statement. Any agreement, arrangement or communication, whether oral or written, pertaining to the Award described in the Award Statement is hereby superseded and the foregoing Award shall be subject to the provisions of these Plan Rules. To the extent that there is any inconsistency between these Rules and the Award Statement or other communications, these Plan Rules shall prevail.

12 Notices

12.1 Form of notices: All notices or other communications with respect to these Plan Rules shall be in writing and be delivered in person, by email, by facsimile transmission, by registered mail (return receipt requested, postage prepaid) or as may otherwise be indicated by the Plan Administrator (including via any online computer processes established by the Plan Administrator).

Notices or communications to the Plan Administrator or any DB Group Company shall be sent to the following address (or to such other address or in such other manner for the Plan Administrator or any DB Group Company as shall be notified to the Participant):

Plan Administrator (or DB Group Company)

HR Performance & Reward

c/o DB Group Services (UK) Limited

1 Great Winchester Street

London EC2N 2DB, United Kingdom

12.2 When notices take effect: Notices or other communications shall take effect:

a) if delivered by hand, upon delivery;

b) if posted, upon delivery, or, in relation to communications sent to a Participant by first class post, 10.00 a.m. (UK time) on the second day after posting if earlier;

c) if sent by facsimile or email, when a complete and legible copy of the relevant communication, whether that sent by facsimile or email (as the case may be) or a hard copy sent by post or delivered by hand, has been received at the appropriate address; and

d) if sent via any online computer processes established by the Plan Administrator, when that communication is registered by the system or acknowledged by the Participant, as the case may be.

12.3 Participants’ contact details: It is each Participant’s responsibility to keep the Plan Administrator updated with any change to address and other contact details for that Participant. By participating in the Plan, each Participant acknowledges and agrees that the Participant shall have no claim for compensation or otherwise for any loss suffered as a result of, or in connection with, a failure to keep contact details updated. Any notice or other communication given to a Participant by the Plan Administrator or any DB Group Company shall be validly given if sent to the last address validly notified to the Plan Administrator by the Participant (or in the absence of any such notification to the address that the Plan Administrator reasonably believes to be that Participant’s address, or to be that Participant’s address before any change of address which has not been validly notified to the Plan Administrator).

13 Applicable law and jurisdiction

Interpretation of these Plan Rules shall be governed by and construed in accordance with the laws of England and Wales to the exclusion of the rules on the conflict of laws. All disputes arising out of or in connection with this Award shall be subject to the exclusive jurisdiction of the courts of England and Wales.

The effective date of this document is March 1, 2019.

These Plan Rules (as may be amended from time to time) apply to all Awards granted on or after this Date and before Plan Rules are issued with a later effective date which will supersede and replace these Plan Rules in relation to future grants of Awards.

Deutsche Bank Equity Plan 2019
Schedule 1: Cash Plan
Effective date: March 1, 2019

This schedule (“Schedule 1”) contains the rules of the Deutsche Bank Cash Plan and is usually applicable to employees in Brazil, Canada, Chile, China, Croatia, Denmark, Guernsey, Israel, Pakistan, Russia, Saudi Arabia, South Africa, Sri Lanka, Turkey, Ukraine and Vietnam. The rules of the Deutsche Bank Equity Plan apply to Awards granted under the Deutsche Bank Cash Plan, and such rules are incorporated herein, except as amended by this Schedule 1.

If this Deutsche Bank Cash Plan is used to make an Award to a Participant who is subject to federal taxation in the United States of America, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 2. If this Deutsche Bank Cash Plan is used to make an Award to a Participant who is employed by a Russian employing company of the DB Group, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 4. If this Deutsche Bank Cash Plan is used to make an Award to a Participant who is subject to taxation in Canada, then the references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 5.

1 Definitions

The definition of “Award” in Rule 2 is replaced with the following definition:

“Award” means an award of a conditional right to receive an amount of cash following the Release Date calculated in accordance with this Plan by reference to the value of DB Shares, which may be an Annual Award, New Hire Award, Off-cycle Award, Retention Award, or Upfront Award. An Award will not give a Participant any right to DB Shares.

The definition of “Delivery” in Rule 2 is replaced with the following definition:

“Delivery” means the payment of an amount of cash in settlement of an Award to a Participant or the Participant’s Representative.

The definition of “Plan” in Rule 2 is replaced with the following definition:

“Plan” means the Deutsche Bank Cash Plan as governed by the Plan Rules, except as amended by this Schedule 1.

2 Awards

Rule 4.3(b) is replaced with the following:

b) the number (or maximum number in the case of an Award subject to a Performance Condition) of DB Shares by reference to which the amount of cash payable under the Award is calculated;

3 General forfeiture and clawback

3.1 Rule 6.4 is replaced with the following:

6.4 Failure to provide details of bank account: If the Participant has not provided details of a valid bank account in accordance with Rule 7.3 (if required by the Plan Administrator), the Committee may in its sole discretion at any time before Delivery of the Award forfeit that Award, and neither the Participant nor any Representative shall have any claim for compensation in relation to that forfeiture.

3.2 Rule 6.6 is replaced with the following:

6.6 Suspension:

(a) If the Committee considers that circumstances may be such that forfeiture may result under Rule 5.3(a), Rule 5.3(d), Rule 5.3(g), Rule 6.1(a) to (f), Rule 6.2,Rule 6.3, Rule 6.5 or Rule 6.7, the Vesting Date and/or the Release Date and/or the Delivery Date for an Award may at the sole discretion of the Committee be delayed until after those circumstances have been investigated (including, but not limited to, pursuant to any investigation referred to in Rule 6.2) and a determination regarding forfeiture has been made.

(b) In addition, and without limitation to rule 6.2(d), the Committee may delay the Vesting Date and/or the Release Date and/or the Delivery Date of an Award in order to comply with, or to enable the compliance with, prevailing regulatory requirements (which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time and (without limitation) sections 7 of InstitutsVergV and 45 para. 2 sentence 1 no. 5a, 6 of the German Banking Act (Kreditwesengesetz) (in each case, as may be amended, modified or replaced from time to time)).

(c) Where the Vesting Date and/or Release Date and/or the Delivery Date for an Award is delayed under Rule 6.6(a), a determination has been made not to forfeit an Award (or portion of an Award), and the Committee determines that the Participant has suffered a disadvantage as a result of the delay caused by the suspension due to changes in the value of a DB Share or changes in the relevant foreign exchange rates between the original Vesting Date or Release Date or Delivery Date (as applicable) and the delayed Vesting Date or Release Date or Delivery Date (as applicable), the relevant DB Group Company shall make a payment of an appropriate sum to the Participant by way of compensation calculated in accordance with the practice of the DB Group, provided that in no event may any such sum exceed the difference in the value of the relevant DB Shares at the original Vesting Date or Release Date or Delivery Date (as applicable) and the delayed Vesting Date or Release Date or Delivery Date (as applicable).

(d) Where the Vesting Date and/or the Release Date is delayed under this provision, the Award or Tranche of any Award shall not be subject to forfeiture: (i) under Rule 5.3(b) or (c) if the Participant ceases to be a DB Employee after the original Vesting Date of the Award for reasons described in those Rules; (ii) under Rule 5.3(d) if the Participant ceases to be a Public Service Employee after the original Vesting Date of the Award; (iii) under Rule 5.3(e) or (f) if the Participant ceases to be a DB Employee after the original Release Date of the Award for reasons described in those Rules; or (iv) under Rule 5.3(g) if the Participant ceases to be a Public Service Employee after the original Release Date of the Award.

3.3 Rule 6.8 is replaced with the following:

6.8 Clawback of Awards Delivered to Material Risk Takers:

a) This Rule 6.8 applies in relation to an Award (or, where applicable, Tranches of an Award) Delivered to a Participant who was a Material Risk Taker in any part of the Performance Period in relation to which the Award is made, if:

(i) the Committee determines in its sole discretion that the Material Risk Taker has during that Performance Period:

(A) participated to a significant extent in or been responsible for conduct that has resulted in significant loss or a material regulatory sanction for any DB Group Company; or

(B) failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of InstitutsVergV or the equivalent provision in any other applicable regulation; and

(ii) that Performance Period was calendar year 2018 or later.

b) Where the Committee determines that this Rule 6.8 applies in relation to an Award (or Tranche of an Award), the Participant shall be required to reimburse the Clawback Amount to the DB Group in accordance with the provisions of this Rule 6.8. The Committee shall notify the Participant in writing of the determination and of the Clawback Amount that is due from the Participant (a “Clawback Notice”).

c) For the purposes of this Rule 6.8, the “Clawback Amount” shall be the amount paid to the Participant on settlement of the Award (or Tranche of an Award)in accordance with Rule 7.1 before any deduction pursuant to Rule 7.4.

d) The Participant shall reimburse the DB Group for the Clawback Amount by paying the Clawback Amount to a DB Group Company designated by the Committee, as directed by the Committee, as soon as possible after the Clawback Notice takes effect (as provided in Rule 12.2), and in any event within 30 days of that notice taking effect. If the Participant fails to reimburse the DB Group within 30 days of the notice taking effect, the DB Group reserves all of its rights to obtain reimbursement of the Clawback Amount from the Participant in any way (or any combination of ways) it deems appropriate to the extent permitted by law. Without prejudice to the generality of the foregoing, any DB Group Company shall be entitled to:

(i) deduct the relevant sum or part of it from any amounts due to the Participant from that DB Group Company (including salary) to the extent permitted by applicable law; and/or

(ii) institute legal proceedings against the Participant for the recovery of the Clawback Amount or any part of it.

e) If the Participant has paid or is liable to pay any taxation or social security contributions in relation to the Award and the Committee considers that such taxation or social security contributions may not be recovered from or repaid by the relevant tax authority, the Committee at its discretion, may, but is not required to, reduce the Clawback Amount to take account of this amount. Where the Clawback Amount is so reduced, the Participant shall make reasonable efforts to recover the amount of taxation and social security contributions which resulted in the reduction from the relevant tax authority, and if any such taxation or social security contributions are subsequently recovered by the Participant from the relevant tax authority, the Participant shall pay the amount of any such taxation or social security contributions recovered by the Participant to the DB Group. If the Clawback Amount is reduced as described in this Rule 6.8(e) and a DB Group Company recovers any amount of taxation or social security contributions associated with the reduction, the DB Group Company shall retain the amount so recovered.

f) Neither the Participant nor any Representative shall have any claim for compensation as a result of the operation of this Rule 6.8.

g) This Rule 6.8 shall not apply to an Award unless the Clawback Notice is delivered so as to take effect before the second anniversary of the Last Vesting Date for the Award. For these purposes, the “Last Vesting Date” is the date set forth in the Award Statement as the date upon which the Award Vests, or where the Award is granted in Tranches, the final date set forth in the Award Statement as the date upon which a Tranche of the Award Vests.

4 Award Settlement

4.1 Rule 7.1 is replaced with the following:

7.1 Time and manner of settlement of an Award: Subject to this Rule 7, as soon as administratively practicable following the Release Date but, in any event, no longer than 70 days after the Release Date, a Vested Award or Tranche shall be settled by way of a cash payment to the Participant via local payroll (a “distribution”), of an amount equal to the number of DB Shares subject to the Vested Award (taking account of any reduction in that number pursuant to the application of any Performance Condition) multiplied by a price per share for each DB Share equal to either the average Volume-Weighted Average Price or the average Closing Price per DB Share for the period of the first ten trading days of the month in which the Release Date occurs (or such other number of days as the Committee may determine in its sole discretion or as may be required in a particular location for regulatory or tax reasons) and converted using a foreign exchange rate reported on Bloomberg at close on the Release Date, or such other foreign exchange rate that the Committee or Plan Administrator deems appropriate. Where the Award is settled after a Change of Control or other event as a result of which the above method of calculating the price per share for a DB Share is not available, the Committee may determine the relevant price per share in such manner as they determine to be appropriate.

Where an Award is settled following death or Total Disability of a Participant, Delivery may be made to the Participant’s Representative following the Representative evidencing the Participant’s entitlement to so act to the satisfaction of the Committee.

In relation only to a Participant who is subject to federal taxation in the United States of America, the following wording shall be added to the end of the above wording for Rule 7.1:

Where the application of Schedule 2 provides for payment, distribution or Delivery of Awards before the Release Date, the references to Release Date in Rule 7.1 shall be taken to be references to that earlier date of payment, distribution or Delivery.

4.2 Rule 7.2 is replaced with the following:

7.2 Payment: Any payment is subject to local payroll cycles and procedures and may be made and/or reported through the Participant’s employer, regardless of any adverse tax consequences this may cause to the Participant. All cash payments will be made via payroll to the Participant’s last known bank account (or such other bank account notified to the Plan Administrator by the Participant).

4.3 Rule 7.3 is replaced with the following:

7.3 Bank Account: If required by the Plan Administrator, the Participant or any Representative must provide to the Plan Administrator, before the Release Date or such other date as identified by the Plan Administrator, details of a valid bank account to which any payment to the Participant is to be made, in a form satisfactory to the Plan Administrator.

4.4 Rule 7.7 is replaced with the following:

7.7 Compliance: The settlement of any Award is subject to any approvals or consents required under any applicable laws or regulations or by any governmental authority, the requirements of any exchange on which DB Shares are traded and any policy adopted by the Compliance Department.

5 General

5.1 Rule 11.7 is replaced with the following:

11.7 No right to dividends: An Award does not give any right to dividends or payment in relation to dividends in relation to the DB Shares by reference to which the value of any cash payment is calculated.

5.2 Rule 11.8 is deleted.

Deutsche Bank Equity Plan 2019
Schedule 2: United States of America Taxpayers
Effective date: March 1, 2019

This schedule (“Schedule 2”) modifies the provisions of the Deutsche Bank Equity Plan, as amended from time to time (the “Plan”) with respect to Awards in relation to which the Participant may, in the absence of the provisions of this Schedule 2, be subject to federal taxation in the United States of America under the provisions of Section 409A. The provisions of this Schedule 2 apply automatically to those Awards (whether applicable at the Award Date or not) and supersede any contrary provisions contained in the Plan or any Award Statement issued thereunder in relation to the respective Participants.

Any capitalized terms contained but not defined in this Schedule 2 shall have the meaning provided in the Plan.

These modifications are made to the Plan with the intent that the

Plan be compliant with Section 409A:

1 Definitions

The following definitions are added to Rule 2 of the Plan:

“Qualifying Plan Termination” means a termination of the Plan pursuant to which acceleration of the time and form of payment or distribution is permitted under Section 409A.

“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any regulations promulgated or U.S. Treasury Department or U.S. Internal Revenue Service guidance issued thereunder, as may be in effect from time to time.

The definition of “Retirement” in Rule 2 is replaced with the following provision:

“Retirement” means, for the purposes of the Plan, the actual date of retirement by a Participant, on or after age 65.

The definition of “Total Disability” in Rule 2 is replaced with the following provision:

“Total Disability” means either (a) a medically determinable physical or mental impairment (i) that can be expected to either (1) result in death or (2) last for a continuous period of not less than 12 months and (ii) as a result of which the Participant either (1) becomes unable to engage in any substantial gainful activity or (2) receives income replacement benefits for a period of not less than 6 months under a long-term disability plan covering DB Employees (but in no case shall the receipt of workers’ compensation benefits be considered to qualify as such benefits); or (b) the Participant is deemed Totally Disabled and eligible to receive disability benefits from the US Social Security Administration.

2 Impact of termination of employment

Rule 5.2 is hereby replaced with the following:

5.2 Termination upon death or Total Disability: If a Participant ceases to be a DB Employee due to death or Total Disability (documented to the reasonable satisfaction of the Plan Administrator), an Award which is not subject to a Retention Period or a Performance Condition will, subject to Rule 6.6, Vest in full as soon as practicable after the date of Total Disability or death, to the extent not previously Vested.

Where an Award is subject to a Retention Period or a Performance Condition it will continue to Vest in accordance with the Award Statement and subject to these Plan Rules (including, without limitation, the forfeiture provisions of Rule 6), and will remain subject to any applicable Retention Period and Performance Condition.

Notwithstanding anything to the contrary in the Plan or any Award Statement, neither the Committee nor the Plan Administrator shall have the discretion to accelerate the distribution of an Award except as expressly provided in this Schedule 2 or otherwise in compliance with Section 409A.

3 Award Settlement

Add the following new Rule 7.8:

7.8 Distribution Deadline: Notwithstanding anything to the contrary in this Schedule 2, the Plan or any Award Statement, any payment or distribution due hereunder or thereunder shall be made on a date no later than (i) the end of the calendar year in which the Release Date occurs or (ii) if later, the fifteenth day of the third calendar month following such Release Date.

4 Corporate events

Awards will Vest and be distributed as provided in the Plan; provided that, notwithstanding anything to the contrary in the Plan or any Award Statement:

The provisions of Rule 8.1, Rule 8.2 and Rule 8.3 will be replaced with the following:

8.1 Effect of Change of Control on Annual, New Hire, Off-cycle and Retention Awards: Subject to Rule 8.3, in the event of a Change of Control prior to the Vesting Date, the Committee may determine in its sole discretion that all or a portion (including none) of the Participant’s unvested Award shall Vest or shall Vest at any time thereafter (and the extent to which any Performance Conditions applicable to those Awards shall be treated as satisfied, provided that Rule 6 shall in any case continue to apply), and any such portion of the Award that shall have Vested shall be distributed on the date on which it would have been distributed if the Change of Control had not occurred.

8.2 Effect of Change of Control on Vested Awards subject to a Retention Period: In no event shall a Vested Award be settled any earlier than the Release Date as a result of a Change of Control.

8.3 Corporate successors: The Plan shall not be automatically terminated by a transfer or sale of the whole or substantially the whole of the assets of Deutsche Bank AG, or by its merger or consolidation into or with any other corporation or other entity, but the Plan or an equivalent equity incentive plan shall be continued after such sale, merger or consolidation subject to the agreement of the transferee, purchaser or successor entity. In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall, subject to and in accordance with the requirements of Section 409A, terminate subject to the provisions of the Plan, including Rule 7 and Rule 10, and the Participant or any Representative shall have no further claim for compensation arising out of any such termination of the Plan.

5 Administration

The following paragraph is added to the end of Rule 9.1 of the Plan:

The Plan and any Award Statement are intended to comply with Section 409A and shall be interpreted, operated and administered accordingly; provided, that, for purposes of the foregoing, references to a term or event (including any authority or right of any DB Group Company or a Participant) being “permitted” under Section 409A shall mean that the term or event will not cause the Award to be subject to taxation under Section 409A.

Rule 9.3 will be replaced with the following:

9.3 Forfeiture and Vesting: Subject to the requirements of Section 409A, the Committee shall have full discretion to determine whether or not any of the events or activities set forth in Rule 5 and/or Rule 6 has occurred.

6 Amendment or Termination of the Plan

Awards will Vest and be distributed as provided in the Plan; provided, that notwithstanding anything to the contrary in the Plan or any Award Statement:

The provisions of Rule 10 will be replaced with the following:

10.1 Termination of Plan: The Committee may terminate the

Plan at any time at its sole discretion. In the event of a Qualifying Plan Termination prior to the Vesting Date, any outstanding Awards shall become fully Vested (and the Committee shall determine the extent to which any Performance Conditions shall be treated as satisfied) and shall be distributed to the Participant within a reasonable time following the date of such Qualifying Plan Termination, subject to any applicable payment timing requirements or restrictions under Section 409A, and thereafter the Participant shall cease to have any rights under the Plan or with respect to any Award. In the event of a Plan termination other than a Qualifying Plan Termination prior to the Vesting Date, any outstanding Awards shall continue to Vest and be paid or distributed, if at all, on the date on which it would have otherwise Vested and been paid or distributed, if at all, if the Plan had not been terminated, and thereafter the Participant shall cease to have further rights under the Plan or with respect to any Award, provided, however, that such distribution may be accelerated by the Committee to the extent necessary to avoid adverse tax consequences under Section 409A.

10.2 Amendment of Plan: Subject to the requirements of Section 409A, the Committee may at any time amend, alter or add to all or any of the provisions of the Plan (including, for the avoidance of doubt, the amendment of existing Schedules and the addition of new Schedules) or of any Award Statement in any respect in its sole discretion, provided that the Committee cannot materially adversely affect a Participant’s existing Award except:

(a) with the Participant’s prior consent; or

(b) where the amendment, alteration or addition is made in order to comply with applicable regulatory requirements (which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time).

For the avoidance of doubt no oral representation or statement made by any party, including any manager, officer, or director of any DB Group Company as to the interpretation, application or operation of this Plan or any Awards under it either generally or to any specific set of circumstances shall bind any DB Group Company unless it is confirmed in writing by the Plan Administrator or Senior Executive Compensation Committee.

10.3 Termination of Awards: Subject to the requirements of Section 409A and the provisions of Rule 5.1, the Committee may, in its sole discretion, decide at any time to replace an Award or a Tranche of an Award with an award of other assets (including cash) or to take such other steps as necessary or appropriate to prevent enlargement or dilution of rights.

[English Translation of German Original]

Deutsche Bank Equity Plan 2019
Schedule 3: Germany
Effective date: March 1, 2019

Appendix to the “Deutsche Bank Equity Plan” for Employees in Germany

Special Terms for the Deutsche Bank Equity Plan in Germany:

This means that the plan regulations, which are available on the HR information portal ("HR Connect"), are merely supplemented and, if necessary, adjusted to German circumstances. Incidentally, the planning regulations remain unchanged for the plan Participants.

Specification / Adjustment of Rule 2 (Definitions) of English Equity Plan Rules:

“Career Retirement” (only applicable for “Annual Awards”) means voluntary termination of employment as a DB Employee by a Participant who has complete years of age plus number of complete years of service as a DB Employee equalling 60 or more (“Rule of 60”), provided however that the Participant must have five or more complete years of consecutive service (the “Consecutive Service Requirement”) as a DB Employee on or before the most recent date of termination of employment. If the “Consecutive Service Requirement” is satisfied, the number of complete years of service may also include any period of employment as a DB Employee. Another prerequisite for the application of the regulations on "Career Retirement" is that the Participant has made an appropriate choice with regard to the award in accordance with Rule 4.6 of the Plan Rules.

In cases where a Participant became a member of the Deutsche Bank Group because a Deutsche Bank Group company

(i) has acquired a business or legal entity in which the Participant was employed, or

(ii) has been merged with such entity; or

(iii) has acquired a business unit in which the Participant was employed,

continuous employment with that company or other entity, or in that business, ending with the date of acquisition or merger shall be treated for the purposes of this definition as service as a DB Employee, provided that the Participant has remained an employee of the Deutsche Bank Group since the acquisition or merger.

“Cause” means in respect of the termination of a Participant’s employment by any DB Group Company:

(i) any act or omission or series of acts or omissions that, when taken together or alone, constitute a material breach of the terms and conditions of employment;

(ii) the conviction of the Participant by a competent court of law of any crime (other than minor offences that do not adversely affect the business or reputation of any DB Group Company, as determined by the Committee in its sole discretion);

(iii) unlawful, unethical or illegal conduct, or any misconduct by the Participant in connection with the performance of the Participant’s duties as a DB Employee or conduct by the Participant otherwise in violation of the terms of the applicable employee handbook or other local policy or contractual documentation;

(iv) knowingly failing or refusing to carry out specific lawful instructions from a DB Group Company (or a duly authorised employee or officer of such a company) relating to material matters or duties within the scope of the Participant’s responsibilities for a DB Group Company;

(v) committing any act involving dishonesty, fraud, misrepresentation, or breach of trust; or

(vi) the issuance of any order or enforcement action against the Participant or against any DB Group Company in connection with the Participant’s actions or omissions by any regulatory body with authority over the conduct of business by that DB Group Company where the issuance of that order or enforcement action impairs a) the financial condition or business reputation of the DB Group or any DB Group Company or b) the Participant’s ability to perform the Participant’s assigned duties (or would have done so if the Participant were still a DB Employee).

(vii) In any case, any act or omission that can justify a termination by the employer for "good cause" within the meaning of section 626 para. 1 BGB.

“InstitutsVergV” means the German Remuneration Ordinance ( Institutsvergütungsverordnung ), of 16 December 2013 (Federal Law Gazette I, page 4270 – Bundesgesetzblatt I, Seite 4270 ) in the version of 25 July 2017 (Federal Law Gazette I, page 3042 – Bundesgesetzblatt I, Seite 3042).

“Material Risk Taker” are the employees determined by the Deutsche Bank Group in accordance with section 18 para. 2 of the InstitutsVergV.

“Proof of Certification” means any information and documentation deemed necessary or desirable by the DB Equity Plan.

“Proprietary Information” means any information which is not publicly available (other than as a result of the Participant’s action), including, without limitation, all financial or product information, business plans, client lists, compensation details or other confidential information, copyright, patent and design rights in any invention, design, discovery or improvement, model, computer program, system, database, formula or documentation, including information conceived, discovered or created during or in consequence of the Participant’s employment as a DB Employee. An exception to this applies if the disclosure of such information (i) does not affect the interests of the Deutsche Bank Group, (ii) is required so that the Participant can fulfill his obligations arising from his employment relationship with a company of the Deutsche Bank Group, (iii ) is required by law. Unless a detrimental effect on the interests of Deutsche Bank is obviously excluded, the disclosure of the aforementioned information shall not be deemed to undermine those interests unless the Participant has informed the bank in advance, as far as possible, and the Bank has approved such disclosure in writing.

“Public Service Retirement” means the Participant’s termination of employment with a member of the Deutsche Bank Group and subsequent taking up of a position in a non-profit organization, the public sector (excluding banks, sovereign wealth funds or financial institutions), regulatory authorities or central banks.

Specification / Adjustment of Rule 2 of the English Equity Plan Rules in conjuction with Rule 6.3 of the group works agreement on company pensions ( Konzernbetriebsvereinbarung zur Regelung der betrieblichen Altersversorgung ):

“Total Disability” occurs when the employment relationship ends before the fixed age limit, after the Participant has demonstrated by submitting a pension decision of a German social security institution that he has permanently reduced working capacities ( dauerhafte Erwerbsminderung ) and – in the case of only partially reduced working capacities – he has not taken up employment with another employer.

Specification / Adjustment of Rule 4.4 (Retention Period) in conjunction with Rule 2 of the English DB Equity Plan Rules:

If an Award is to be subject to a Retention Period, the Retention Period shall be determined by the Committee at the Award Date and will be stated on the Award Statement. The Retention Period shall commence on the Vesting Date of the Award. If an Award is subject to a Retention Period, a Participant shall have no entitlement to receive DB Shares in respect of that Award before the end of the Retention Period.

Specification / Adjustment of Rule 4.5 (Performance Conditions) in conjunction with Rule 2 of the English DB Equity Plan Rules:

“Awards” or Tranches of “Awards” may be made subject to Performance Conditions as approved by the Committee at the time the Award is made. Any such conditions will be detailed in the Award Statement. These Performance Conditions must be satisfied, in order for the “Award” or the respective tranches of the “Award” to Vest and/or to be settled. An Award shall lapse to the extent that it is determined that it is no longer capable of Vesting and/or Delivery because the Performance Conditions have not been satisfied in full. The Management Board may amend the Performance Conditions if circumstances exist such that the Management Board considers, in its reasonable discretion, that the existing Performance Conditions should be so amended to ensure that they remain appropriate or because of regulatory requirements.

Notwithstanding the foregoing, the decision in relation to an Award held by a member of the Management Board will be made by the “Supervisory Board” and not the “Management Board”.

Specification / Adjustment of Rule 4.6 (Career Retirement Election) in conjunction with Rule 2 of the English DB Equity Plan Rules:

The termination treatment in relation to “Career Retirement” set out in Rule 5.1(e) shall only apply if the Participant has notified the Plan Administrator during any time period required by the Plan Administrator in relation to that Award that the Participant intends to terminate employment as a DB Employee by reason of “Career Retirement” in accordance with the procedures established by the Plan Administrator for those purposes. Such notification shall constitute a binding agreement that may only be modified pursuant to the terms and conditions applicable for the notification. The Plan Administrator may require, among other things, one or more notifications to be made in relation to an Award and may set a time period after which a notification will expire. The notification of the intended Career Retirement does not oblige the Participant to terminate the employment relationship. The notification also does not constitute termination of the employment relationship by the Participant. However, if notification of intentional Career Retirement has not been given, in the event of termination of employment, the "Award" may expire, which may not have occurred if a notification would have been given.

Specification / Adjustment of Rule 4.7 (Non-transferable Awards) in conjunction with Rule 2 of the English DB Equity Plan Rules:

The Participant may not at any time transfer, assign, sell, pledge or grant to any person or entity any rights in respect of the DB Equity Plan "Awards" (including a Vested Award) or any rights granted to him prior to Delivery – other than in the event of the death or permanent reduced working capacity as defined above with regards to Rule 2. Neither may the Participant enter into any transactions having the economic effect of hedging or otherwise offsetting the risk of price movements, or attempt to do so. Unless the Plan Administrator or the Committee decides otherwise, any breach of this Rule 4.7 will result in the forfeiture by the Participant of the Participant’s Award without any claim for compensation by the Participant or any Representative.

Specification / Adjustment of Rule 4.9 (Acknowledgement of Award) in conjunction with Rule 2 of the English DB Equity Plan Rules:

The Participant must acknowledge the Award and agree to be bound by and comply with the provisions of the Plan and any other terms contained in the Award Statement in relation to the Award ( “Acknowledgement” ). The procedure for Acknowledgement (including the period for doing so) will be communicated or made available to the Participant in such manner as the Committee or Plan Administrator may determine. An Award shall not Vest and shall not be Delivered, and no DB Group Company shall have any obligation to the Participant in relation to an Award, before it has been duly Acknowledged. If the Participant has not Acknowledged the Award in accordance with the specified procedure by the end of the period provided in that procedure, the Committee may in its sole discretion notify the Participant that the Award has lapsed, and neither the Participant nor any Representative shall have any claim for compensation in relation to that lapse. If the committee declares the forfeiture, neither the Participant nor his legal Representative has any claim to the Award or compensation for the forfeiture. After the expiration of the Award an Acknowledgement by the Participant is no longer possible.

Specification / Adjustment of Rule 5.1 (Termination resulting in continued Vesting) in conjunction with Rule 2 of the English DB Equity Plan Rules:

An "Award" does not automatically forfeit, but is Vested pursuant to the Award Statement and is still subject to a Retention Period or Performance Condition if applicable, unless section 5.3 applies if the Participant leaves a company of the Deutsche Bank Group for the following reasons:

a) Termination at the instigation of a company of the Deutsche Bank Group for reasons that do not fall under the definition of Cause

b) Termination of the employment agreement for business reasons (betriebsbedingte Kündigung ),

c) ’Agreed Termination’ – does not apply in Germany,

d) the Participant ceases to be employed as a DB Employee due to the sale, merger, spin-off, transfer, or other consolidation (or series thereof) outside of the DB Group of the DB business unit, Division or Subsidiary (or, if applicable, the part of the DB business unit or Division) in which the Participant worked, but excluding a sale or transfer by which Deutsche Bank is merged or consolidated or transfers or sells substantially all of its assets; or

e) in relation to „Annual Awards“ and „Upfront Awards“ only, Retirement in accordance with the pension promises, Career Retirement or Public Service Retirement, termination of employment and immediately following entry into early retirement or retirement agreed with the employer.

In any cases described in Rule 6 (General forfeiture and clawback), this provision does not apply.

Specification / Adjustment of Rule 5.2 (Termination upon death or Total Disability) in conjunction with Rule 2 of the English DB Equity Plan Rules:

Upon termination of employment of a Participant due to permanently reduced working capacity ( Erwerbsminderung - Total Disability), according to the definition of clause 2 or death, the plan and the rules of the Award Statement continue to apply until the release (including the forfeiture clauses in accordance with Rule 6) and the Award shall continue to be subject to all corresponding Retention Periods or Performance Conditions.

Specification / Adjustment of Rule 5.3 (Termination resulting in forfeiture) in conjunction with Rule 2 of the English DB Equity Plan Rules:

A Participant shall automatically forfeit Awards without any claim for compensation by the Participant or any Representative in the following circumstances:

a) Awards which have not been Delivered shall be automatically forfeited if, during the waiting period prior to Delivery, the Participant’s employment is terminated at the instigation of a DB Group Company, and which fulfills the definition of Cause;

b) Unless otherwise provided in Rule 5.1, Awards that have not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, the Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason (and, for the avoidance of doubt, where a Participant remains a DB Employee as at the Vesting Date, this Rule 5.3(b) shall not apply, notwithstanding, for example, that the Participant may have provided notice before the Vesting Date to terminate the Participant’s employment after the Vesting Date or the Participant has provided notice of an intention to resign after the Vesting Date);

c) An “Annual Award” shall be automatically forfeited if, during the waiting time prior to the Vesting Date, a Participant who meets the Rule of 60 and Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make a Notification to Career Retirement, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit a Notification in accordance with those procedures in relation to such Annual Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed Termination;

d) An “Annual Award” shall be automatically forfeited if, following Public Service Retirement, the Participant ceases to be employed in the public sector prior to the Vesting Date for any reason other than permanent reduced working capacity (Total Disability) according to the above definition to Rule 2; or the death of the Participant.

e) “Upfront Awards” shall be automatically forfeited if, at any time prior to the Release Date, the Participant ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason (and, for the avoidance of doubt, where a Participant remains a DB Employee as at the Release Date, this Rule 5.3(e) shall not apply, notwithstanding, for example, that the Participant may have provided notice before the Release Date to terminate the Participant’s employment after the Release Date or the Participant has provided notice of an intention to resign after the Release Date);

f) Without prejudice to the generality of Rule 5.3(e), an “Upfront Award” shall be automatically forfeited if, at any time prior to the Release Date, a Participant who meets the Rule of 60 and Consecutive Service Requirement ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Upfront Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed Termination.

g) “Upfront Awards” shall be automatically forfeited if, following Public Service Retirement, the Participant ceases to be employed in the public sector etc. (see above definition of Public Service Retirement) at any time prior to the Release Date. This does not apply for cases of permanently reduced working capacity as defined in Rule 2 or in the case of death of the Participant.

Specification / Adjustment of Rule 6.1 (Forfeiture of all unvested Awards) in conjunction with Rule 2 of the English DB Equity Plan Rules:

During or after the termination of the employment relationship (including in connection with or after the termination of employment pursuant to Rule 5.1 or 5.2), a Participant automatically loses any claims to non-vested "Awards" in the waiting period until Vesting date without any claim for compensation arising out of this, if, after having exercised reasonable discretion, the Committee has established one of the cases described under (a) to (f) below. Among other things, the decision of the Committee should reflect the reasons for the respective case, possible detrimental effects on the interests of Deutsche Bank, other sanctions imposed on the Participant and, if applicable, the degree of indebtedness of the Participant's behavior as a result of the separation as well as the degree of cooperation shown by the Participant during an investigation of such behavior.

a) The Participant directly or indirectly solicits or entices away, or endeavours to solicit or entice away any individual person who is employed or engaged by any DB Group Company and, if following the termination of the Participant’s employment as a DB Employee, with whom the Participant has had business dealings during the course of the Participant’s employment in the 12 months immediately prior to the termination date;

b) Attracting or attempting to acquire customers of a company of the Deutsche Bank Group by the Participant during the period of employment for a company of the Deutsche Bank Group or before expiry of a post-contractual prohibition of competition by the Participant if he directly or indirectly contacts a person with whom the Participant has been in client relationship during the last 12 months prior to termination date, with the objective of providing services and benefits in relation to the services and benefits received from a Deutsche Bank Group enterprise, that fall under the definition of "Competitive Services";

c) The Participant directly or indirectly obtains, uses, discloses or disseminates Proprietary Information to any other company, individual or entity or otherwise employs Proprietary Information, except as specifically required in the proper performance of the Participant’s duties for any DB Group Company;

d) Any act or omission of the Participant that materially damages the business interests or reputation of a company of the Deutsche Bank Group;

e) The Participant or any Representative infringes or is responsible for violations of agreements with a company of the Deutsche Bank Group entered into by the Employee, including the contract of employment of the Participant, any resolution or termination agreement or any notifications according to Rule 4.6, if such a breach entails the risk of substantial damage or loss for a company of the Deutsche Bank Group

f) Willfully failing to submit the required supporting documents when requested (in accordance with Rule 7.5 "Proof of Certification");

Specification / Adjustment of Rule 6.2 (Forfeiture of all undelivered Awards) in conjunction with Rule 2 of the English DB Equity Plan Rules:

Notwithstanding the other forfeiture provisions contained in the Plan Rules, a Participant loses, during the waiting period until Delivery, a certain part of the Award (up to 100%) determined by the Committee, without the Participant or his Representative being entitled to compensation for such forfeiture, if, after exercising reasonable discretion, the Committee has established one of the cases described below. Among other things, the decision of the Committee should reflect the reasons for the respective case, possible detrimental effects on the interests of Deutsche Bank, other sanctions imposed on the Participant and, if applicable, the degree of indebtedness of the Participant's behavior as a result of the separation as well as the degree of cooperation shown by the Participant during an investigation of such behavior.

a) Where a Participant engages in any conduct at any time prior to the Delivery Date, including prior to the Award Date, that:

(i) breaches any Applicable DB Group Policy or Procedure;

(ii) breaches any applicable laws or regulations imposed other than by the DB Group or any DB Group Company; or

(iii) constitutes a Control Failure according to the definition in Rule 2 of the Plan Rules,

whether arising by act or omission (or series of acts or omissions), whether in whole or in part, directly or indirectly; in each individual case or together, where that conduct is the subject of an internal investigation by a DB Group Company or of an investigation by a regulatory or law enforcement body and it results in employment law measures or other sanctions against the Participant or a DB Group Company or would have resulted in such measures or sanctions if the Participant had not ceased to be a DB Employee;

b) where:

(i) the Grant or Vesting of that Award was based on one or more earning figures that are later determined to be materially inaccurate or

(ii) the Grant, Vesting or Delivery of any other Award made to the Participant (whether under the Plan, other compensation plans or other bonus or incentive arrangements) was based on one or more earning figures that are later determined to be materially inaccurate

(The existence of one of the circumstances mentioned under b) is independent of whether any relevant earning figures were communicated to the Participant or not);

c) where a Significant Adverse Event occurs, and the Committee considers the Participant to be Sufficiently Proximate to a Relevant Individual in relation to that Significant Adverse Event; or

d) If the forfeiture of an Award is required to comply with applicable regulatory requirements. This includes (but is not limited to) having regard to sections 7 of InstitutsVergV and 45 para. 2 sentence 1 no. 5a, 6 of the German Banking Act (Kreditwesengesetz) in their relevant version, including any order made by the German Federal Financial Supervisory Authority (BaFin) or any other competent regulatory authority in relation to such regulatory requirements.

A Participant may, in accordance with Rule 6.2, lose a certain part (up to 100%) of an Award determined by the Committee either before or after the termination of the employment relationship with a company of the Deutsche Bank Group for one of the aforementioned reasons.

Specification / Adjustment of Rule 6.3 (Forfeiture for behaviour amounting to Cause) in conjunction with Rule 2 of the English DB Equity Plan Rules:

A Participant shall automatically forfeit any Awards which have not been Delivered if, after exercising reasonable discretion, the Committee has identified one of the cases described below. Among other things, the decision of the Committee should reflect the reasons for the respective case, possible detrimental effects on the interests of Deutsche Bank, other sanctions imposed on the Participant and, if applicable, the degree of indebtedness of the Participant's behavior as a result of the separation as well as the degree of cooperation shown by the Participant during an investigation of such behavior.

a) During the Participant’s employment for a company of the Deutsche Bank group, the Participant is responsible for an act or omission, or a series of acts or omissions, which amounted to behaviour listed in the definition of Cause, whether or not the employment is terminated as a result of those acts or omissions.

b) After the Termination of the Participant’s employment for a company of the Deutsche Bank group (for whatever reason), it is determined that the Participant, during his employment for a company of the Deutsche Bank group, was responsible for an act or omission, or a series of acts or omissions, which during the employment relationship could have given rise to a right of any company of the Deutsche Bank group to terminate the Participant’s employment for reasons that fall under the definition of Cause, even if that right was not exercised; or

c) After the termination of the Participant’s employment for a company of the Deutsche Bank group, the Participant is responsible for an act or omission, which would have given rise to a right on the part of any DB Group Company to terminate the Participant’s employment for a reason that would have fallen under the definition of Cause had the Participant been a employed for a company of the Deutsche Bank group.

In each case it is irrelevant whether or not any a company of the Deutsche Bank group or any superior or employee of Deutsche Bank Group knew at the time of the act or omission, or series of acts or omissions, that the relevant right had arisen or would arise. Neither the Participant nor any Representative shall have any claim for compensation in relation to any forfeiture.

Specification / Adjustment of Rule 6.4 (Failure to provide details of brokerage or custody account) in conjunction with Rule 2 of the English DB Equity Plan Rules:

If an Award is to be Delivered (or has been Delivered to the Nominee) in DB Shares or other securities, and, if required by the Plan Administrator, the Participant has not provided details of a valid brokerage or custody account in accordance with Rule 7.3, the Committee may in its sole discretion at any time before the transfer of the relevant shares or securities to such an account (whether before or after Delivery of the Award) forfeit that Award (and/or the shares or securities Delivered to the Nominee pursuant to it), and neither the Participant nor any Representative shall have any claim for compensation in relation to that forfeiture. Following any such forfeiture of shares or securities which have been Delivered to the Nominee, the Participant shall be no longer the beneficial owner of these shares or securities.

Specification / Adjustment of Rule 6.5 (Forfeiture following Retirement, Career Retirement or Public Service Retirement) in conjunction with Rule 2 of the English DB Equity Plan Rules

Following Retirement, Career Retirement or Public Service Retirement, a Participant shall automatically forfeit any claims to Awards that have not yet Vested or an Upfront Award that has not yet been released, without any claim for compensation by the Participant or any Representative, if the Committee determines, after using reasonable discretion, that, in case of Retirement, Career Retirement or Public Service Retirement, the Participant is employed or engaged by a Financial Services Firm as defined in the Plan Rules (whether directly or via an intermediary; whether or not for remuneration; irrespective of the capacity) in connection with the provision of Competitive Services as defined in the Plan Rules. Among other things, the decision of the Committee should reflect the reasons for the respective case, possible detrimental effects on the interests of Deutsche Bank, other sanctions imposed on the Participant and, if applicable, the degree of indebtedness of the Participant's behavior as a result of the separation as well as the degree of cooperation shown by the Participant during an investigation of such behavior.

The above regulations shall not apply where

a) the activities / actions are performed within the usual course of business of any other company than a Financial Services Firm as defined in the Plan Rules that employs or engages the Participant; and

b) either

(i) the majority of the clients to whom the Participant’s services are provided are not Financial Services Firms as defined in the Plan Rules; or

(ii) the services provided by the Participant taken as a whole are not Competitive Services as defined in the Plan Rules.

Specification / Adjustment of Rule 6.6 (Suspension) in conjunction with Rule 2 of the English DB Equity Plan Rules

a) If the Committee considers that circumstances may be such that forfeiture may result under Rule 5.3(a), Rule 5.3(d), Rule 5.3(g), Rule 6.1(a) to (f), Rule 6.2, Rule 6.3, Rule 6.5 or Rule 6.7, the Vesting Date and/or the Release Date and/or the Delivery Date for an Award may at the sole discretion of the Committee be delayed until after those circumstances have been investigated (including, but not limited to, pursuant to any investigation referred to in Rule 6.2) and a determination regarding forfeiture has been made.

b) In addition, and without limitation to rule 6.2(d), the Committee may delay the Vesting Date and/or the Release Date and/or the Delivery Date of an Award in order to comply with, or to enable the compliance with, prevailing regulatory requirements (which, for the avoidance of doubt, includes any legislation or guidance published by a regulator from time to time and (without limitation) sections 7 of the InstitutsVergV and 45 para 2 sentence 1 no. 5a, 6 of the German Banking Act ( Kreditwesengesetz ) in the relevant version.

c) Where the Vesting Date and/or the Release Date and/or the Delivery Date for an Award is delayed under this Rule 6.6 such that it is after a Change of Control, and the Award is to be settled, the Committee may make such arrangements as it considers fair and reasonable for settlement of the Award (or Tranches of an Award) (including settlement in cash) where Delivery in DB Shares would no longer be appropriate.

d) Where the Vesting Date and/or the Release Date and/or the Delivery Date for an Award is delayed under Rule 6.6(a) and a determination has been made not to forfeit an Award (or Tranches of an Award), if:

(i) the Participant disposes of the DB Shares immediately following the transfer of the shares into the Participant’s custody account; and

(ii) the Committee determines that the Participant has suffered a disadvantage as a result of the delay caused by the suspension (including but not limited to) due to changes in the value of a DB Share or changes in the relevant foreign exchange rates between the original Vesting Date or Release Date or Delivery Date (as applicable) and the date of sale following the delayed Vesting Date or Release Date or Delivery Date (as applicable), the Committee may, but is not obliged to, make a discretionary payment of such sum as it considers appropriate to the Participant by way of compensation, provided that in no event may any such sum exceed the difference in the value of the relevant DB Shares at the original Vesting Date or Release Date or Delivery Date (as applicable) and the value of those shares on the date of sale.

e) Where the Vesting Date and/or the Release Date is delayed in accordance with one of the foregoing provision, the following shall apply to the Award or Tranches of the Award:

The Award or Tranches of the Award shall not be subject to forfeiture under

(i) Rule 5.3(b) or 5.3(c) if the Participant’s employment relationship with a company belonging to the Deutsche Bank group terminates after the original Vesting Date for a reason described in Rule 5.3(b) or 5.3(c);

(ii) under Rule 5.3(d) if the Participant ceases to be a Public Service Employee (see the above Definition for Public Service Retirement) after the original Vesting Date;

(iii) under Rule 5.3(e) or 5.3(f) if the Participant’s employment relationship with a company belonging to the Deutsche Bank group terminates after the original Release Date for a reason described in Rule 5.3(3) or 5.3(f); or

(iv) under Rule 5.3(g) if the Participant ceases to be employed in the public sector (see the above Definition for Public Service Retirement) after the original Release Date.

Specification / Adjustment of Rule 6.7 (Additional forfeiture provisions for Material Risk Takers) of the English DB Equity Plan Rules

The Award will forfeit in full, without any claim for compensation by the Participant or any Representative, and irrespective of the other forfeiture provisions contained in the Plan Rules, if a Participant was a Material Risk Taker in any part of a Performance Period (being calendar year 2018 or later) in relation to which an Award was made and if the Committee determines in its sole discretion that the Material Risk Taker has during that Performance Period

a) participated to a significant extent in or been solely responsible for conduct that has resulted in significant loss or a material regulatory sanction for any DB Group Company; or

b) failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of the InstitutsVergV or a similar provision in any other applicable regulation.

In any case, the Committee will execute its discretion regarding the forfeiture under Rule 6.7 in accordance with the principle of reasonable discretion and with the regulatory requirements under section 20 para 6 in conjunction with section 18 para 5 sentence 3 no. 1 and 2 of the InstitutsVergV.

Specification / Adjustment of Rule 6.8 (Clawback of Awards Delivered to Material Risk Takers) of the English DB Equity Plan Rules

a) Rule 6.8 applies in relation to an Award (or, where applicable, Tranches of an Award) Delivered to a Participant who was a Material Risk Taker in any part of the Performance Period in relation to which the Award is made, if

(i) the Committee determines in its sole discretion that the Material Risk Taker has during that Performance Period:

(A) participated to a significant extent in or been solely responsible for conduct that has resulted in significant loss or a material regulatory sanction for any DB Group Company; or

(B) failed to comply to a significant extent with relevant external or internal rules regarding appropriate standards of conduct (including, without limitation, standards of fitness and propriety and/or any Applicable DB Group Policy or Procedure) within the ambit of section 18 para 5 sentence 3 no. 2 of the InstitutsVergV or a similar provision in any other applicable regulation; and

(ii) that Performance Period was calendar year 2018 or later.

b) Where the Committee determines that Rule 6.8 applies in relation to an Award (or in relation to Tranches of an Award), the Participant shall be required to reimburse the Clawback Amount to the DB Group in accordance with the provisions of Rule 6.8. The Committee shall notify the Participant in writing of the determination and of the Clawback Amount that is due from the Participant (the " Clawback Notice ").

c) For the purposes of Rule 6.8, the “ Clawback Amount ” shall be either

(i) the DB Shares Delivered pursuant to the Award (or Tranche of an Award) (the “ Clawback Shares ”); or

(ii) the market value at the Delivery Date of the DB Shares Delivered pursuant to the Award (or Tranche of an Award) (as determined by the Committee), which shall be the gross amount used by the DB Group to determine the total reported income for income tax and social security purposes (the “ Clawback Cash ”).

d) The Participant shall reimburse the DB Group for the Clawback Amount by either, at the choice of the Participant, transferring the Clawback Shares to such person or entity designated by the Committee, or paying the Clawback Cash to a DB Group Company designated by the Committee, in each case as soon as possible after the Clawback Notice takes has been Delivered (as provided in Rule 12.2), and in any event within 30 days of that Delivery. If the Participant fails to reimburse the DB Group within 30 days of Delivery of the notice, the DB Group reserves all of its rights to obtain reimbursement of the Clawback Amount (whether the Clawback Shares or the Clawback Cash, or any combination thereof, regardless of any election of the Participant) from the Participant in any way (or any combination of ways) it deems appropriate to the extent permitted by law. Without prejudice to the generality of the foregoing, any DB Group Company shall be entitled to

(i) deduct the relevant sum or part of it from any amounts due to the Participant from that DB Group Company (including salary) to the extent permitted by applicable law; and/or

(ii) institute legal proceedings against the Participant for the recovery of the Clawback Amount or any part of it.

e) If the Participant has paid or is liable to pay any taxation or social security contributions in relation to the Award or any DB Shares acquired pursuant to the Award and the Committee considers that such taxation or social security contributions may not be recovered from or repaid by the relevant tax authority, the Committee at its discretion, may, but is not required to, reduce the Clawback Amount to take account of this circumstance. Where the Clawback Amount is so reduced, the Participant shall make reasonable efforts to recover the amount of taxation and social security contributions which resulted in the reduction from the relevant authorities, and if any such taxation or social security contributions are subsequently recovered by the Participant from the relevant authority, the Participant shall pay the amount of any such taxation or social security contributions recovered by the Participant to the DB Group. If the Clawback Amount is reduced as described in Rule 6.8(g) and a DB Group Company recovers any amount of taxation or social security contributions associated with the reduction, the DB Group Company shall retain the amount so recovered.

f) Neither the Participant nor any Representative of the Participant’s as defined in Rule 2 of the Plan Rules shall have any claim for compensation as a result of the operation of Rule 6.8.

g) Rule 6.8 shall not apply to an Award unless the Clawback Notice is Delivered so as to take effect before the second anniversary of the Last Vesting Date for the Award. For these purposes, the “ Last Vesting Date ” is the date set forth in the Award Statement as the date upon which the Award Vests, or where the Award is granted in Tranches, the final date set forth in the Award Statement as the date upon which a Tranche of the Award Vests and meeting the regulatory requirements under section 20 para 6 sentence 2 of the InstitutsVergV.

In any case, the Committee will execute its discretion regarding the clawback under Rule 6.8 in accordance with the principle of reasonable discretion and with the regulatory requirements under section 20 para 6 in conjunction with section 18 para 5 sentence 3 no. 1 and 2 of the InstitutsVergV.

In particular in the event that a recovery of taxation or social security contributions in relation to an Award or any DB Shares acquired pursuant to an Award that is subject to a Clawback under Rule 6.8 does not seem unlikely, the Committee can, in addition to the courses of action described in Rule 6.8(g), request reimbursement of the full amount but defer the payment of a portion of the amount until the recovery of the taxation or social security contributions has been successful.

If a recovery of the taxation or social security contributions is unsuccessful despite the Participant having made reasonable efforts to recover the taxation and social security contributions, the Committee may freely decide to either request or abate the deferred amount in full or in part. When taking this decision, among other aspects, the Committee may also take into account whether tax reducing effects emerge for the Participant in the year of the reimbursement request as a consequence of the reimbursement request.

Taxation and social security contributions that a Participant has successfully recovered and which are to be paid to the Deutsche Bank Group in accordance with Rule 6.8, are to be returned including any accrued interest that the Participant receives from the competent authorities.

Specification / Adjustment of Rule 7.4 (Tax and social security withholding) of the English DB Equity Plan Rules

The Plan Administrator or any DB Group Company may withhold such amount and make such arrangements as they consider necessary to meet any liability to taxation or social security contributions in respect of Awards. In particular, a distribution into a Participant’s custody or brokerage account may be made net of any applicable taxes and social security requirements which a DB Group Company or former DB Group Company is required to withhold or account for, and the distribution will therefore be reduced by a number of DB Shares or other assets with a value equal to the amount of such applicable tax and social security requirements, and in each case the amount of the deduction or the reduced number of DB Shares shall be treated as Delivered and will not be sold (“ Net Settlement Procedure ”).

Depending on the circumstances of the individual case, a distribution to a Participant may be subject to multiple withholding taxes or double taxation if a Participant changes locations between the Award Date and the settlement.

The Plan Administrator or Nominee reserves the right to sell an appropriate portion of the DB Shares or other assets otherwise distributable to the Participant (or the Participant’s Representative or such other person to whom the distribution is made) and withhold sufficient sale proceeds to satisfy the withholding liability, and such portion of the DB Shares or other assets so sold shall be treated as Delivered (“ Gross Settlement Procedure ”).

The Participant (or the Participant’s Representative, if applicable) is responsible for reporting the Delivery or the proceeds of any sale that are generated as a result of the operation of Rule 7.4 or otherwise to the responsible tax authority in accordance with the applicable law unless a DB Group Company is legally obliged to do so.

No DB Group Company takes any responsibility (except where legally required) as to the taxation or social security consequences of the Participant participating in the Plan. The Participants should therefore independently seek tax and social security advice.

Specification / Adjustment of Rule 12.1 and 12.2 of the English DB Equity Plan Rules:

Form of Notices (Rule 12.1)

Any form of information in connection with these Plan Rules shall be made in textual form and be delivered in person, by email, by facsimile transmission, by registered mail or as may otherwise be indicated by the Plan Administrator (including via any online computer processes established by the Plan Administrator).

Notices to a Participant will be sent to the Participant’s last know postal address, email address, or facsimile number.

Notices to the Plan Administrator or a DB Group Company shall be sent to the following address (or to such other address of the Plan Administrator or a DB Group Company as shall be notified to the Participant in writing):

Plan Administrator (or DB Group Company)
HR Reward
c/o DB Group Services (UK) Limited
1 Great Winchester Street
London EC2N 2DB, United Kingdom

When notices take effect (Rule 12.2)

Notices shall take effect:

a) if delivered by hand, upon delivery;

b) if posted, upon delivery;

c) if sent by facsimile or email, when a complete and legible copy of the relevant communication has been received at the appropriate address; or

d) if sent via any online computer processes established by the Plan Administrator, when that communication is registered by the system or confirmed by the Participant.

Specification / Adjustment of Rule 13 of the English DB Equity Plan Rules:

The implementation of the DB Equity Plan and any legal disputes arising out of its implementation shall be governed by German law.

Frankfurt am Main, March 2019

Deutsche Bank Equity Plan 2019
Schedule 4: Russian Federation
Effective date: March 1, 2019

This Schedule (“Schedule 4”) modifies the provisions of the Deutsche Bank Equity Plan, as such may be amended from time to time (the “Plan”). The provisions of this Schedule 4 (i) apply with respect to Participants employed by a Russian employing company of the DB Group, and (ii) supersede any contrary provisions contained in the Plan or any Award Statement issued hereunder.

Except as expressly modified herein, all terms and conditions of the Plan are incorporated into this Schedule 4 as if first set forth herein. Any capitalised terms contained but not defined in this Schedule 4 shall have the meaning provided in the Plan.

1 Definitions

The following definitions defined in Rule 2 of the Plan shall be modified as follows:

The definition of “Agreed Termination” in Rule 2 of the Plan shall be replaced with the following provision:

“Agreed Termination” means termination of a Participant’s employment with a DB Group Company on the basis of agreement between the Participant and a DB Group Company following the resolution of an employment-related dispute, resolved by the execution of a settlement, separation or compromise agreement containing, among other things, a full release of claims against each DB Group Company by the Participant, and which is approved as an Agreed Termination by the Committee.

The definition of “Cause” in Rule 2 shall be replaced by the definition of “Misconduct” as follows:

“Misconduct” means in respect of the Participant: (i) any act or omission or series of acts or omissions that, when taken together or alone, constitute a material breach of the terms and conditions of employment; (ii) the conviction of the Participant by a competent court of law of any crime (other than minor offences that do not adversely affect the business or reputation of any DB Group Company, as determined by the Committee in its sole discretion); (iii) unlawful, unethical or illegal conduct, or any misconduct by the Participant in connection with the performance of the Participant’s duties as a DB Employee or conduct by the Participant otherwise in violation of the terms of the applicable employee handbook or other local policy or contractual documentation; (iv) knowingly failing or refusing to carry out specific lawful instructions from a DB Group Company (or a duly authorised employee or officer of such a company) relating to material matters or duties within the scope of the Participant’s responsibilities for a DB Group Company; (v) committing any act involving dishonesty, fraud, misrepresentation, or breach of trust; or (vi) the issuance of any order or enforcement action against the Participant or against any DB Group Company in connection with the Participant’s actions or omissions by any regulatory body with authority over the conduct of business by that DB Group Company where the issuance of that order or enforcement action impairs a) the financial condition or business reputation of the DB Group or any DB Group Company or b) the Participant’s ability to perform the Participant’s assigned duties (or would have done so if the Participant were still a DB Employee).

The definition of “Retirement” in Rule 2 shall be replaced with the following provision:

“Retirement” means the actual date of the Participant’s retirement in accordance with the applicable Russian Federation law.

The definition of “Total Disability” in Rule 2 shall be replaced with the following provision:

“Total Disability” means the Participant being prevented from engaging in any substantial gainful activity by physical or mental impairment that can be expected to either (i) result in death or (ii) last for a continuous period of not less than 12 months as confirmed by the medical statement issued in accordance with effective Russian legislation and as certified by the Committee, at its sole discretion.

The following definitions are added to Rule 2 of the Plan:

“Cause” means a cause for termination of a Participant’s employment as a DB Employee due to the Participant’s fault as specified in Article 81 of the Russian Labour Code.

“Russian Labour Code” means the Labour Code of the Russian Federation dated 30 December 2001 No. 197-FZ.

2 General forfeiture

The following Rule 6.1(g) is added to Rule 6.1

g) during or after employment as a DB Employee the Participant is responsible for acts or omissions which comprise Misconduct.

3 Amendment or termination of the Plan

Rule 10.2 is replaced with the following:

10.2 Amendment of Plan: The Committee may at any time amend, alter or add to all or any of the provisions of the Plan (including, for the avoidance of doubt, the amendment of existing Schedules and the addition of new Schedules) or of any Award Statement in any respect in its sole discretion. For the avoidance of doubt no oral representation or statement made by any party, including any employee, officer, or director of any DB Group Company as to the interpretation, application or operation of this Plan or any Awards under it either generally or to any specific set of circumstances shall bind any DB Group Company unless it is confirmed in writing by the Plan Administrator or Senior Executive Compensation Committee.

4 General

Rule 11.1(a) is replaced with the following:

a) The granting of an Award is at the sole discretion of the Committee (or other persons the Committee permits to make Awards under Rule 4.1), in particular it has the right not to grant an Award, to cancel an Award, or to indefinitely defer payment of an Award. The Committee is not obligated to make any Award, or permit any Award to be made, in the future or to allow DB Employees to participate in any future or other compensation plan even if an Award has been awarded in one or more previous years.

Rule 11.10 is replaced with the following:

11.10 Assignment: Except in accordance with Rule 4.7, an Award, including a Vested Award, is not transferable or assignable by the Participant.

Rule 11.11 is replaced with the following:

11.11 Data Protection: Subject to prior written consent of the Participant given in accordance with the effective Russian legislation, any DB Group Company may collect and process various data that is personal to Participants (including, for example, name and address, taxpayer and social security identification numbers, and employee number or other means of confirming employment and title or position with a DB Group Company) for the purposes of administering the Plan, compliance with any requirement of law or regulation, including tax-related requirements, and the prevention or investigation of crimes and malpractice. This data will be collected directly from the Participant or from the DB Group Company that employs the Participant. A failure or refusal on the part of the Participant to provide or update the data (or to agree to the uses of the Participant’s personal data described above) may result in the DB Group being unable to administer the Plan in respect of the Participant. Subject to prior written consent of the Participant given in accordance with the effective Russian legislation, a DB Group Company may disclose this data to its affiliates or service providers (including the Plan Administrator) in connection with administration of the Plan. Subject to prior written consent of the Participant given in accordance with the effective Russian legislation, a DB Group Company may transfer personal data of the Participant for its processing outside Russia where laws and practices relating to the protection of personal data may be weaker than those within Russia, including in the United States of America, but wherever practicable the DB Group will take steps to ensure that Participants’ personal information is adequately protected and complies, so far as possible, with the local data protection legislation in Russia. In certain circumstances courts, law enforcement agencies or regulatory agencies within or outside Russia may be entitled to access the data. Depending on the country in which the Participant is employed, the Participant may have the right to request access to, a copy of and correction of information held by the DB Group and may write to the local Data Protection Officers of the DB Group, at the contact details which will be provided from time to time, for these purposes and also to request that the DB Group specify or explain its policies and procedures in relation to data and the types of data held.

5 Applicable law and jurisdiction

Rule 13 is replaced with the following:

Interpretation of these Plan Rules shall be governed by and construed in accordance with the laws of England and Wales to the exclusion of the rules on the conflict of laws, except when Russian law must apply. All disputes arising out of or in connection with this Award shall be subject to the exclusive jurisdiction of the courts of England and Wales, except in cases of mandatory jurisdiction of Russian courts.

Deutsche Bank Equity Plan 2019
Schedule 5: Canada
Effective date: March 1, 2019

This schedule (“Schedule 5”) modifies the provisions of the Deutsche Bank Equity Plan, as amended from time to time (the “Plan”) with respect to Awards in relation to which the Participant is subject to taxation in Canada. The provisions of this Schedule 5 apply automatically to those Awards (whether applicable at the Award Date or not) and supersede any contrary provisions contained in the Plan or any Award Statement issued thereunder in relation to those Participants.

Any capitalized terms contained in this Schedule 5 shall have the meaning provided in the Plan.

These modifications are made to the Plan with the intention that the Plan be compliant with the Salary Deferral Arrangement rules in Canada.

1 Award Settlement

After Rule 7.7, a new Rule 7.8 will be inserted as follows:

7.8 Accelerated Vesting:

a) Any Award or Tranche which is not Vested by the end of the calendar year in which the second anniversary of the Award Date occurs shall Vest no later than the end of that calendar year. No Delivery or settlement shall take place later than the end of the calendar year in which the second anniversary of the Award Date occurs.

b) If the relevant Award or Tranche is subject to Performance Conditions and it has not been determined whether or to what extent the Performance Condition has been satisfied in good time to allow Delivery or settlement of the Award or Tranche by the latest time specified in Rule 7.8(a), then Delivery shall be on the basis that the Performance Condition is assumed to be satisfied in full (subject to the application of Rule 7.8(e)).

c) Where the Vesting of an Award is accelerated under this Rule 7.8 then until the Award has been Delivered, it shall remain subject to the provisions of the Plan providing for the forfeiture of Awards, which shall be applied as though the Award had not Vested until the date the Award would have Vested in the absence of this Rule 7.8.

d) After the Delivery of an Award the Vesting of which is accelerated under this Rule 7.8, if circumstances occur such that, had the Award not been so accelerated it would have been forfeited under the Plan Rules prior to the Delivery Date of the Award that would have applied in the absence of that acceleration, the Participant shall be obliged to pay to the Plan Administrator on demand:

i) the gross amount of any cash payment made to the Participant (prior to deduction of any taxes or social security contributions) in settlement of the Award; and

ii) the market value at the time of Delivery, as determined by the Committee, of the gross number of DB Shares Delivered to the Participant in settlement of the Award.

In addition, subject to applicable law, any DB Group Company, with the written consent of the Participant, may reduce any sums otherwise payable to the Participant in satisfaction of that obligation, and/or may reduce the number of DB Shares subject to outstanding awards under the Plan or any other share plan operated by any DB Group Company by such number as the Committee considers to be appropriate in satisfaction of that obligation.

e) After the Delivery of an Award the Vesting of which is accelerated under this Rule 7.8, if any applicable Performance Condition which has been assumed to be satisfied in full is not fully satisfied, the Participant shall be obliged to pay to the Plan Administrator on demand:

i) the difference between the net amount of any cash payment made to the Participant (after deduction of any taxes or social security contributions) in settlement of the Award and the net amount that would have been paid had the Vesting of the Award not been accelerated; and

ii) the market value at the time of Delivery, as determined by the Committee, of the gross number of DB Shares Delivered to the Participant in settlement of the Award less the gross number of DB Shares that would have been Delivered to the Participant had the Vesting of the Award not been accelerated, less the amount of tax and social security payments paid by the Participant in relation to the Delivery of that number of DB Shares.

In addition, subject to applicable law, any DB Group Company, with the written consent of the Participant, may reduce any sums otherwise payable to the Participant in satisfaction of that obligation, and/or may reduce the number of DB Shares subject to outstanding awards under the Plan or any other share plan operated by any DB Group Company by such number as the Committee considers to be appropriate in satisfaction of that obligation.

Where, as a result of the application of this Rule 7.8(e) the Participant is entitled to reclaim any tax or social security payments from the tax authorities, any amounts so reclaimed shall be repaid to the Plan Administrator as soon as practicable after receipt by the Participant.

f) The foregoing provisions of this Rule 7.8 relating to the time of Delivery or settlement of an Award or Tranche shall supersede any contrary provision of the Plan relating to the time of relevant Delivery or settlement.

Deutsche Bank Equity Plan 2019
Schedule 6: France
Effective date: March 1, 2019

Addendum for Participants in France governing Qualified Free Share Awards.

1 Purpose

This schedule (“Schedule 6”) modifies the terms of the Deutsche Bank Equity Plan (the “Plan”) with respect to Awards which are intended to be Qualified Free Share Awards (as defined under paragraph 2 below) and are designated as such in the Award Statement. [For the avoidance of doubt, an Upfront Award (as designated in the Award Statement) is not intended to be a Qualified Free Share Award (and will not be designated as such in the Award Statement).]

The terms and conditions of this Schedule 6 are identical to the Plan except as provided below. They have to be read in conjunction with the Plan Rules. In the event of any conflict between the terms and conditions of this Schedule 6 and the Plan, the provisions of this Schedule 6 shall prevail for the grants made hereunder.

The purpose of this Schedule 6 is to ensure that Awards are in conformity with the applicable legislation, and notably French legislation in relation to qualified equity plans in France (see “Qualified Free Share Award” as defined in paragraph 2 below).

DB is committed to ensuring that Schedule 6 is compliant with the French corporate law governing performance shares as well as CRD IV requirements affecting variable compensation settled in shares to any eligible Participants.

The Committee duly appointed by the Management Board has approved the terms of the qualified equity plan, in accordance with the applicable German legislation, and has notably determined the conditions that are applicable in case of disability, and has proceeded to grant Qualified Free Share Awards.

For the avoidance of doubt, under this Plan, the Committee means the Senior Executive Compensation Committee in normal circumstances but may alternatively be the Management Board or any committee or other entity or person designated by the Management Board to act as the decisional body under this Plan.

2 Definitions

The following definitions are added to Rule 2 of the Plan:

“Qualified Free Share Award” means a qualified free share award, as authorised by the ad hoc body of Deutsche Bank AG, within the meaning of:

– Articles L.225-197-1 to L.225-197-6 of the French Commercial Code for legal purposes;

– Article 80 quaterdecies of the French General Tax Code for tax purposes;

– Articles L.242-1, L.137-13 and L.137-14 of the French Social Security Code for social security purposes; and

– French Tax Regulation (BOFIP) dated July 24, 2017 BOI-RSA-20-20-10-20-20170724.

The definition of “Award” in Rule 2 is replaced with the following provision:

“Award” means a conditional right to receive DB Shares (which are newly issued or existing DB Shares purchased by Deutsche Bank AG at no cost to the Participant) following the Release Date and which is designated as a Qualified Free Share Award in the Award Statement. An Award does not give a Participant a right to subscribe for unissued DB Shares.

The definition of “Subsidiary” in Rule 2 is replaced with the following provision:

“Subsidiary” means a company or other entity of which a Holding Company has a direct or indirect controlling interest or equity or ownership interest which represents more than fifty percent (50%) of the aggregate equity or ownership interest in that company or entity, and, in the case of a Subsidiary of Deutsche Bank:

– in which at least 10% of the voting rights and/or equity is held directly or indirectly by Deutsche Bank AG;

– which holds, directly or indirectly, at least 10% of the voting rights and/or equity in Deutsche Bank AG; or

– which at least 50% of the equity or voting rights are held, directly or indirectly, by a company which itself holds at least 50% of Deutsche Bank AG

The definition of “Total Disability” in Rule 2 is completed with the following provision:

Disabilities as defined in the second and third categories by Article L.341-4 of the French Social Security Code shall be understood as a part of Total Disability.

3 Interpretation

This Schedule 6 does not amend this Rule.

4 Awards

Rule 4 (Awards) of the Plan is amended as follows:

a) At the end of Rule 4.1 (Eligibility) of the Plan, the following wording is added:

Notwithstanding the above, DB Employees who are eligible to be granted Awards under Schedule 6 shall consist exclusively of employees performing their professional activity in France for the DB Group at some point between the Award Date and before the Vesting Date, or determined as such by the Committee, and with a valid employment contract such as defined at Articles L.225-197-1 and L.225-197-2 of the French Commercial Code and/or corporate officers listed hereafter: “Président du Conseil d’Administration”, “Directeur Général”, “Directeurs Généraux délégués”, Members of the “Directoire”, “Gérant” of the “Société par actions” of Deutsche Bank AG or of any parent or subsidiary of Deutsche Bank AG, “Président” of the “Société par Actions Simplifiées”.

An Award may not be granted to employees or corporate officers holding more than 10% of the issued share capital of Deutsche Bank AG or any holder who, after having received DB Shares under this Schedule 6, would hold more than 10% of the issued share capital in Deutsche Bank AG.

b) At the end of Rule 4.2 (Terms of Awards) of the Plan, the following wording is added:

Awards will be settled only by delivery of DB Shares to the Participant. DB Shares that may be delivered pursuant to Awards granted under this Schedule 6 shall not exceed 10% of the share capital of Deutsche Bank AG. Awards granted under this Schedule 6 are also subject to the terms and conditions set forth in this Schedule 6 and the terms of the Award Statement.

It is nevertheless expected that none of the Awards made in accordance with the Plan shall be part of a collective award of shares. For the avoidance of doubt, a collective award of shares means the allocation of DB share benefits to all the employees of the company.

Notwithstanding any other provision of the Plan to the contrary (other than Rule 5.2 and Rule 8), the transfer of Shares to the Participant must not be before the second (2nd) anniversary of the Award Date.

c) A new Rule 4.3(g) is inserted as follows:

g) that the Award is designated as a Qualified Free Share Award.

d) At the end of Rule 4.7 (Non-transferable Awards) of the Plan the following wording is added:

Further, a Participant to whom an Award under this Schedule 6 is granted shall have no shareholder rights including the right to vote or to receive dividends, until the Award is duly settled and the ownership of the DB Shares is transferred to the Participant, after the Release Date. For the avoidance of doubt, for Awards subject to a Retention Period, the Participant shall not acquire shareholder’s rights earlier than the expiration of the applicable Retention Period.

DB Shares obtained by the Participant pursuant to Awards will be registered in the name of the Participant or be identifiable. They will be registered in the Company’s books in an individual account.

e) A new Rule 4.11 inserted as follows:

4.11 Restriction on sale of shares: Notwithstanding any provision of the Plan to the contrary, DB Shares acquired pursuant to an Award shall not be sold:

i. Within ten (10) trading days before and within three (3) days after the publication of Deutsche Bank AG’s annual consolidated accounts, and;

ii. Within a period starting with the date at which Deutsche Bank AG’s corporate officers have knowledge of information which, if it were made public, would have significant impact on the DB share’s value and ending ten (10) trading days after the information becomes public knowledge.

This Rule 4.11 shall not apply to the extent that the domestic legislation applicable to the Company provides similar restriction periods relating to sale of DB Shares and consequently, offers equivalent guarantees to those provisions of the French Commercial Code.

5 Impact of termination of employment

At the end of Rule 5.2 (Termination upon death or Total Disability) of the Plan the following sentence is added:

In case of Total Disability, the Committee has resolved that the provisions specified in this Rule 5.2 shall apply to French Qualified Free Share Awards.

Rule 5.3 (Termination resulting in forfeiture) of the Plan is amended by the addition of the following wording at the end:

Notwithstanding the above, where an Award is not subject to a Retention Period then the forfeiture provisions under Rules 5.3(b), (c) and (d) will cease to apply for the first Tranche of that Award on the first anniversary of the Award Date.

6 General forfeiture

This Schedule 6 does not amend this Rule.

7 Award Settlement

Rule 7 (Award Settlement) of the Plan is amended as follows:

a) At the end of Rule 7.1 (a) of the Plan, the following sentences are added:

An Award must be settled by the Plan Administrator only in accordance with this Rule 7.1(a). For the avoidance of doubt, the Plan Administrator will not have discretion as to the settlement of an Award made under this Schedule 6. Awards will be settled only by delivery of DB Shares to the Participant.

b) Rules 7.1 (b) and 7.1 (c) and the penultimate paragraph of Rule 7.1 (“For the purposes of Rule 7.1(c)...”) of the Plan are deleted by this Schedule 6.

c) Rules 7.2 “Payment” of the Plan is deleted by this Schedule 6.

d) At the end of Rule 7.4 “Tax and social security withholding” of the Plan, the following sentence is added:

If the Participant has exercised a professional activity in France prior to the Vesting Date, a withholding tax will be assessed on the portion of the vested gain related to the French source activity realized by the non-French tax resident Participant, in accordance with Article 182 A ter of the French tax code.

8 Corporate events

Rule 8 (Corporate events) of the Plan is amended as follows:

a) Rule 8.2 (Effect of Change of Control on Vested Awards subject to a Retention Period) is amended to read as follows:

Except as may otherwise be specified in a Participant’s Award Statement, on or before the occurrence of a Change of Control, the Committee shall have the discretion to determine as to whether the Retention Period to which a Vested Award (whether Vested pursuant to Rule 8.1 or otherwise)

is subject shall be treated as ending before the Release Date specified in the Award Statement as a result of the Change of Control.

As per Article L.225-197-1 III of the French Commercial Code, in the event of the exchange of DB Shares without cash payment resulting from a merger occurring before the Vesting Date or during the Retention Period and in the event of share exchange resulting from a public offer, the provisions relating to Vesting and the Retention Period shall remain applicable, unless the Committee decides otherwise pursuant to Rule 8 of the Plan

b) At the end of Rule 8.4 (Changes in capitalisation), the following paragraphs are added:

Additional fractional shares or additional shares transferred as a result of this Rule will not be recognized as Qualified Free Share Awards.

If any capital operation restrictively listed under Article L. 225-181 of the French Commercial Code is realized by the company, the Board or the Committee may adjust the number of Qualified Awards granted to the French Participants.

9 Administration

This Schedule 6 does not amend this Rule.

10 Amendment or termination of the Plan

Rule 10 (Amendment or termination of the Plan) of the Plan is amended as follows:

a) At the end of Rule 10.2 (Amendment of the Plan), the following paragraph is added:

This Schedule 6 has been drafted based on French legislation in force at the present time. The Committee shall have discretion to amend any provisions of this Schedule 6 in order to take into account any amendment or modification of French legislation (including subsequent official comments from the French tax authorities). The Committee reserves the right to adjust or cancel Awards and consider any replacement awards in cash or in shares in case new legislation affecting these awards would (i) contradict its compensation policy and notably DB Group governance rules adopted in conformity with CRD IV applicable legislation and (ii) change any tax and social security treatment for DB and/or the Participants when compared to the French legislation in force on the Award Date.

b) Rule 10.3 (Termination of Awards) of the Plan is deleted.

11 General

Rule 11.7 (No right to dividends) of the Plan is hereby replaced with the following:

11.7 No shareholder rights: Notwithstanding any provisions to the contrary, an Award does not give any shareholder rights, including the right to vote or to receive dividends, until Delivery of the DB Shares after the Release Date.

12 Notices

This Schedule 6 does not amend this Rule.

13 Applicable law and jurisdiction

This Schedule 6 does not amend this Rule.

Deutsche Bank Equity Plan 2019
Schedule 7: New Hires
Effective date: March 1, 2019

This schedule (“Schedule 7”) contains the rules of the Deutsche Bank Equity Plan applicable to Participants who become a DB Employee on or after 1 February 2014 (other than as a result of a DB Group Company acquiring or merging with a company or other entity which employed the Participant), whether or not they had previously been a DB Employee.

The rules of the Deutsche Bank Equity Plan apply to Awards granted under Schedule 7, and such rules are incorporated herein, except as amended by this Schedule 7.

If this Schedule 7 applies to an Award made under Schedule 1 to the Deutsche Bank Equity Plan (the Deutsche Bank Cash Plan), then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 1. If this Schedule 7 applies to an Award to a Participant who is subject to federal taxation in the United States of America, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 2. If this Schedule 7 applies to an Award to which Schedule 3 also applies, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 3. If this Schedule 7 applies to an Award to a Participant who is employed by a Russian employing company of the DB Group, then references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 4. If this Schedule 7 applies to an Award to a Participant who is subject to taxation in Canada, then the references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 5. If this Schedule 7 applies to an Award designated as a Qualified Free Share Award in accordance with Schedule 6, then the references above to the Deutsche Bank Equity Plan shall be to that plan as amended by Schedule 6.

1 Definitions

The definition of “Career Retirement” in Rule 2 is replaced with the following:

“Career Retirement” means voluntary termination of employment as a DB Employee by a Participant who has complete years of age plus number of complete years of service as a DB Employee equalling 60 or more (“Rule of 60”), provided however that the Participant must have five or more complete years of consecutive service (the “Consecutive Service Requirement”) as a DB Employee on or before the most recent date of termination of employment and provided the Participant has made a valid Election to Career Retire in connection with the relevant Award. If the Consecutive Service Requirement is satisfied, the number of complete years of service used to calculate the Rule of 60 may also include any period of employment as a DB Employee prior to a break in continuous service. Where a Participant evidences to the satisfaction of the Committee (in its absolute discretion) within 3 months of the date the Participant becomes a DB Employee (or such longer period as the Committee may permit) that, had the Participant remained employed by the employer who employed the Participant immediately before the Participant became a DB Employee (the “Previous Employer”), the Participant would have been entitled to retire at some point within five years of the time the Participant became a DB Employee and retain outstanding awards made to the Participant by the Previous Employer, under a provision which is broadly equivalent to the Career Retirement provisions of this Plan (and which takes account of the age of the Participant), then the Rule of 60 shall not apply for the purpose of this definition but the Consecutive Service Requirement and the requirement to make an Election shall still apply. Where such a Participant who becomes a DB Employee on or after 1 January 2016 further so evidences that the Participant would, at the time of ceasing employment with the Previous Employer, have been entitled to retire and retain outstanding awards made to the Participant by the Previous Employer, under such a provision, then in addition to the Rule of 60 not applying, the Consecutive Service Requirement shall be reduced to three or more years of consecutive service (the “Reduced Consecutive Service Requirement”).

2 Termination resulting in forfeiture

Rule 5.3(c) shall be replaced with the following:

“without prejudice to the generality of Rule 5.3(b), an Annual Award that has not Vested shall be automatically forfeited if, at any time prior to the Vesting Date, a Participant who meets the Rule of 60 (where that rule applies for the purposes of the definition of “Career Retirement”) and Consecutive Service Requirement (or Reduced Consecutive Service Requirement, as applicable) ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Annual Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed Termination;”

Rule 5.3(f) shall be replaced with the following:

“without prejudice to the generality of Rule 5.3(e), an Upfront Award shall be automatically forfeited if, at any time prior to the Release Date, a Participant who meets the Rule of 60 (where that rule applies for the purposes of the definition of “Career Retirement”) and Consecutive Service Requirement (or Reduced Consecutive Service Requirement, as applicable) ceases to be a DB Employee as a result of the Participant resigning or the Participant terminating the Participant’s employment with a DB Group Company for any reason in circumstances in which the Participant either failed to make an Election to Career Retire, or failed to respond to or follow the procedures outlined in Rule 4.6 or to submit an Election in accordance with those procedures in relation to such Upfront Award and whose cessation of employment does not fall within the definition of Retirement, Public Service Retirement or Agreed Termination;”

Deutsche Bank Equity Plan 2019
Schedule 8: Severance Awards
Effective date: March 1, 2019

Schedule governing Severance Awards

1 Purpose

This schedule (“Schedule 8”) modifies the terms of the Deutsche Bank Equity Plan (the “Plan”) with respect to Awards which are intended to be Severance Awards and are designated as such in the Award Statement.

Severance Awards are intended to be granted to DB Employees who are shortly to cease to be DB Employees, in circumstances where the Committee has determined that such an Award would be appropriate, taking into account the applicable regulatory framework. The purpose of Severance Awards is to seek to ensure that the interests of Participants continue to align with the interests of the DB Group following their ceasing to be DB Employees, notwithstanding Rule 1 of the Plan.

2 Application of Plan

The rules of the Plan, as amended by this Schedule 8, apply to Severance Awards granted under this Schedule 8.

3 Definitions

The following definition is added to Rule 2 of the Plan:

“Severance Award” means any Award referred to as a Severance Award in the Award Statement.

The definition of “Award” in Rule 2 is replaced with the following provision:

“Award” means a conditional right to receive DB Shares following the Release Date granted pursuant to this Plan which may be an Annual Award, New Hire Award, Off-cycle Award, Retention Award, Severance Award or Upfront Award. An Award does not give a Participant a right to subscribe for unissued DB Shares.

4 Award Statement

Rule 4.3(c) shall be replaced with the following:

“c) the type of Award (Annual, New Hire, Off-cycle, Retention, Severance or Upfront Award);”

5 Termination

A new Rule 5.1(f) shall be added as follows:

“f) in relation to Severance Awards only, ceasing to be a DB Employee as anticipated when the Severance Award was granted. “

6 Corporate Events

The heading of Rule 8.1 shall be changed to:

“8.1 Effect of Change of Control on Annual, New Hire, Off-cycle, Retention and Severance Awards:”

Deutsche Bank Equity Plan 2019
Plan Rules Addendum: Australia
Effective date: March 1, 2019

This is an Addendum to the Plan Rules dated 1 March 2019 (“Rules”) for Australian residents. Terms used in this Addendum will have the same meaning as the terms used in the Rules.

The offer is made pursuant to ASIC Class Order 14/1000, which requires Deutsche Bank to disclose the following to you:

a) The acquisition price of Deutsche Bank Shares subject to an Award will be $A nil. However, you may derive an amount of assessable income for Australian income tax purposes at the time the Award vests or at the time you cease to be employed by Deutsche Bank. You may also be subject to income tax on any capital gain arising when you sell the Deutsche Bank Shares.

b) The current closing price of Deutsche Bank Shares on the Frankfurt exchange can be found on dbnetwork+ Intranet at http://dbnetwork.db.com/plus/index.html

c) The Australian dollar equivalent of the current closing price of Deutsche Bank Shares can be obtained from hr.direct@db.com

d) Share ownership carries risks and the price of shares on the Frankfurt Stock Exchange and on other stock exchanges is volatile. Deutsche Bank’s share price and trading volumes, as with those of all listed companies, may fluctuate due to factors including but not limited to:

i. economic conditions affecting interest rates, inflation rates, foreign exchange rates and employment rates, amongst other factors;

ii. market sentiment in respect of Deutsche Bank specifically or a market or markets generally;

iii. changes to fiscal policies, financial, corporate or other regulation and other government action or inaction in any country or region connected to, or presumed to be connected to, a market in which Deutsche Bank operates;

iv. environmental and geopolitical circumstances such as natural disasters, or threats or acts of military conflict or terrorism;

v. Deutsche Bank’s day-to-day operations and any transactions to which Deutsche Bank is a party to or is subject to, such as mergers, acquisitions, partnerships, joint ventures or restructures;

vi. real or predicted fluctuations in Deutsche Bank’s performance;

vii. the departure and/or appointment of key personnel to Deutsche Bank; and

viii. the action or inaction of any one employee, contractor or agent of Deutsche Bank.

As a result of these and other innumerable factors the value of Deutsche Bank shares may fall and dividends may not be paid or maintained at historical levels. The amount received on the sale of Deutsche Bank shares may be substantially less than the price paid for those shares (whether in cash or in kind). Prospective investors should refer to the latest Frankfurt Stock Exchange announcements and Deutsche Bank’s annual report for more information on Deutsche Bank and Deutsche Bank shares.

The terms and conditions of the award are detailed in the Deutsche Bank Equity Plan rules available on the Deferred Compensation pages of HR Connect and on your Award Statement available through HR Connect. Deutsche Bank will, within a reasonable period of the employee so requesting, provide the employee a copy of the Plan Rules without charge.

WARNING

Please note that any financial product advice contained in the documentation related to the Plan is general advice only. No financial product advice is provided in the documentation related to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence a person or persons in making a decision to participate in the Plan.

The documentation does not take into account the objectives, financial situation or needs of any particular person.

Before acting on the information contained in the documentation, or making a decision to participate in the Plan, you should seek professional advice from an independent person who is licensed by the Australian Securities and Investments Commission to give advice about participants in the Plan as to whether participation in the Plan is appropriate in light of your own circumstances.